Exhibit 2.6

___________________________________________________________

SHARE PURCHASE AGREEMENT

BY AND AMONG

MARCHEX, INC.

SITA LABORATORIES, INC.

THE SELLERS AND

*** AS STOCKHOLDER REPRESENTATIVE

DATED NOVEMBER 20, 2018

____________________________________________________________

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibits and schedules to the Share Purchase Agreement have been omitted. The following is a list of omitted exhibits and schedules which Buyer agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Exhibits

AStockholder Allocation Spreadsheet

BEscrow Agreement

CForm of Executive Employment Agreements

DPreliminary Net Working Capital and Indebtedness Schedule

EForm of Opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered

FSecured Promissory Note and Stock Pledge Agreement

Disclosure Schedules

2.1Corporate Organization

2.3Consents and Approvals; No Violations

2.4Company Capital Structure

2.5Subsidiaries

2.6Financial Statements; Business Information; Internal Controls

2.7Absence of Undisclosed Liabilities

2.8Absence of Certain Changes or Events

2.9Legal Proceedings, etc.

2.10Taxes

2.11Title to Properties and Related Matters

2.12Intellectual Property; Proprietary Rights; Regulatory Compliance

2.13Contracts

2.14Employment Matters

2.15Employee Benefit Plans

2.18Major Partners

2.19Insurance

2.20Brokers; Payments

2.21Interested Party Transactions

2.25Accounts Receivable

3.3Ownership

6.6Allocation Schedule

8.6Consents

- i –

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (the “Agreement”) dated as of November 20, 2018, by and among Marchex, Inc., a Delaware corporation (the “Buyer”), SITA Laboratories, Inc. d/b/a CallCap, a Kansas corporation (the “Company”), the stockholders parties hereto (collectively the “Stockholders” or the “Sellers” and each individually a “Seller”), and with respect to Section 1.4, Section 6.8, Article XI and as elsewhere referenced herein*** (in such capacity, the “Stockholder Representative”).

This Agreement sets forth the terms and conditions upon which the Buyer will purchase from the Stockholders, and the Stockholders will sell to the Buyer, all of the capital stock of the Company, (the “Shares”) and the Company at the Note Payment Date shall be subject only to those Liabilities which are specifically hereinafter described, for the consideration provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1Purchase and Sale of Shares.  Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Sellers all of the Sellers’ Shares, which shall be free and clear of all Liens on the Note Payment Date (other than restrictions under the Securities Act and other applicable securities Laws).  At the Note Payment Date, the Company will be debt-free with any Indebtedness (including the bank facility and the loan from Sunny P. Smith) and all Liabilities to be paid in full prior to Closing or out of the Cash Consideration, other than (a) accounts payable for cost of service related items as agreed to by Buyer (the “Cost of Service Liabilities”) and (b) the remaining portion of up to *** payable under the Callcap of Wisconsin Agreement (the “Callcap of Wisconsin Purchase Price”) (such Liabilities, excluding the Cost of Service Liabilities and Callcap of Wisconsin Purchase Price, the “Closing Liabilities”).  Prior to or contemporaneous with Closing, the Company will distribute the following assets to the Stockholder Representative for distribution to the Sellers in accordance with the Stockholder Allocation Spreadsheet:

(a)   Promissory Note of Will Steinhoff in favor of SITA Laboratories, Inc. dated January 1, 2013, in the original principal amount of $***, as amended by First Amendment to Promissory Note dated May 23, 2018, and Stock Pledge Agreement between the same parties dated January 1, 2013;

(b)John Hancock Life Insurance Policy #81 014 550 on the life of Sunny P. Smith; and

(c)John Hancock Life Insurance Policy #81 014 134 on the life of William P. Steinhoff to William P. Steinhoff.

Buyer will not acquire or otherwise obtain any benefit of any of the foregoing assets, and agrees to execute such other and further assignments to confirm and perfect the assignment as may reasonably be requested by the recipient of the foregoing assets.

1.2Purchase Price.  Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Company and the Sellers contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Shares, the Buyer will pay or issue, as the case may be, the following:

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)at Closing, a Secured Promissory Note and Stock Pledge Agreement in the Form of Exhibit F attached hereto (the “Note and Pledge Agreement”), which shall mature on the next business day (the “Note Payment Date”) and be payable in cash in the amount of Twenty-Five Million Dollars ($25,000,000) (the “Cash Consideration”); and

(b)shares of Buyer Class B common stock (“Buyer Common Stock”) equal in value to Ten Million Dollars ($10,000,000) (the “Equity Consideration” and together with the Cash Consideration, the “Purchase Price”), calculated based on the 10-day trailing average of Buyer’s Common Stock daily closing price on Nasdaq prior to the Closing (the “Closing Stock Price”). For all purposes under this Agreement, the Equity Consideration shall be valued at the Closing Stock Price.  Twenty-five (25%) percent of such Equity Consideration shall be issued to the Stockholders on the first, second, third and fourth annual anniversary of the Closing Date, respectively.  If either of the Company’s Principal Executive Officers resign during such four (4) year period, all remaining Equity Consideration not yet issued will have such issuance deferred until the fifth annual anniversary of the Closing Date.  If the employment of either of the Principal Executive Officers is terminated without Cause (as defined in such executive officer’s employment agreement to be entered into at Closing) during such four (4) year period, all remaining Equity Consideration not yet issued will be issued in full at such time.

1.3Distribution of Consideration.  After payment of any Indebtedness and the Closing Liabilities per Section 1.1 (to the extent that any Closing Liabilities are not fixed or otherwise payable as of the Closing Date, the Buyer shall hold back at the Note Payment Date funds sufficient to satisfy such Closing Liabilities) and all fees and expenses incurred by the Company in connection with this Agreement in accordance with Section 6.4 of this Agreement and taking into account the Escrow Deposit per Section 1.5(a) and any adjustments per Section 1.4(a), at the Note Payment Date the Cash Consideration shall be wired to a single account designated by the Stockholder Representative for distribution to the Stockholders in accordance with the Stockholder Allocation Spreadsheet in the form of Exhibit A attached hereto.  With respect to the Equity Consideration, after taking into account the Escrow Deposit per Section 1.5(a) the Equity Consideration when issuable pursuant to Section 1.2(b) shall be delivered to the Stockholder Representative for distribution to the Stockholders in accordance with the Stockholder Allocation Spreadsheet.  Notwithstanding anything to the contrary in this Section 1.3, none of the Buyer, the Company or any party hereto shall be liable for any amount properly paid to a public official in compliance with any applicable abandoned property, escheat or similar law.

1.4Working Capital and Indebtedness Adjustment.

(a)Preliminary Net Working Capital and Indebtedness.  At least three (3) business days prior to the Closing, the Company shall prepare and deliver to the Buyer a statement (the “Preliminary Net Working Capital and Indebtedness Schedule”) of the estimated net working capital (current assets less current Liabilities the “Working Capital”) and cash (the “Preliminary Net Working Capital”) and the Indebtedness and Closing Liabilities (the “Preliminary Closing Indebtedness”) as of the Closing Date.  Such Preliminary Net Working Capital and Indebtedness Schedule shall be determined in accordance with GAAP applied consistent with the Financial Statements described in Section 2.6.  ***

(b)Final Net Working Capital and Indebtedness.

(i)Within sixty (60) days following the Closing, the Buyer shall prepare and deliver to the Stockholder Representative a statement (the “Final Net Working Capital and Indebtedness Schedule”) of the Working Capital and cash as of the Closing Date (the “Closing Net Working Capital”) and Indebtedness and Closing Liabilities (not satisfied out of the Cash Consideration) as of the Closing Date (the “Closing Indebtedness”).  Such Final Net Working Capital and Indebtedness Schedule shall be determined in accordance with GAAP applied consistent with the Financial Statements described in Section 2.6.

(ii)If the Stockholder Representative disagrees with such determination, the Stockholder Representative shall notify the Buyer on or before the date fifteen (15) days after the date on which the Buyer delivers to the Stockholder Representative such statement of the Final Net Working Capital and Indebtedness

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule.  The Buyer and the Stockholder Representative shall attempt to resolve any such disagreements in good faith and the Buyer shall furnish the Stockholder Representative with reasonable documentation supporting its calculations in sufficient detail and itemization as to be reviewable by the Stockholder Representative.  If the Buyer and the Stockholder Representative are unable to resolve all such disagreements on or before the date fifteen (15) days following notification by the Stockholder Representative of any such disagreements, the Buyer shall retain a nationally recognized independent public accounting firm *** (such accounting firm being referred to as the “Final Accounting Firm”), to resolve all such disagreements, who shall adjudicate only those items still in dispute with respect to the Final Net Working Capital and Indebtedness Schedule.

(iii)The Final Accounting Firm shall offer the Buyer and the Stockholder Representative the opportunity to provide written submissions regarding their positions on the disputed matters, which written submissions shall be provided to the Final Accounting Firm, if at all, no later than fifteen (15) days after the date of referral of the disputed matters to the Final Accounting Firm.  The determination of the Final Accounting Firm shall be based solely on the written submissions by the Buyer and the Stockholder Representative and their respective representatives and shall not be by independent review.  The Final Accounting Firm shall deliver a written report resolving only the disputed matters and setting forth the basis for such resolution within thirty (30) days after the Buyer and the Stockholder Representative submit in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the disputed items.  In preparing its report, the Final Accounting Firm shall not assign a value to any disputed amount other than one submitted by the Buyer, on the one hand, or the Stockholder Representative, on the other hand whichever amount is nearer to the Final Accounting Firm’s independent determination.  The determination of the Final Accounting Firm with respect to the correctness of each matter in dispute shall be final and binding on the parties.  The fees, costs and expenses of the Final Accounting Firm shall be borne entirely by the party as to whom there is a negative adjustment overall.  The Final Accounting Firm shall conduct its determination activities in a manner wherein all materials submitted to it are held in confidence and shall not be disclosed to third parties.  The parties hereto agree that judgment may be entered upon the determination of the Final Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

(c)***

1.5Escrow; Right of Offset.

(a)Buyer will deposit in escrow on behalf of the Sellers $*** of the Cash Consideration (on the Note Payment Date), and $*** of the Equity Consideration (at the time of its issuance) (the “Escrow Deposit”).  The Escrow Deposit shall be held by and registered in the name of U.S. Bank National Association, as escrow agent (the “Escrow Agent”), as partial security for the indemnification obligations under Article X pursuant to the provisions of an Escrow Agreement (the “Escrow Agreement”) in the form of Exhibit B attached hereto.  The Escrow Deposit shall be held by the Escrow Agent for a period ending on the eighteen (18) month anniversary of the Closing (the “Escrow Release Date”), except the Escrow Deposit may be withheld after the Escrow Release Date for so long as is reasonably necessary to satisfy claims for indemnification which are evidenced by a Claim Notice delivered prior to the Escrow Release Date, but only so much of the Escrow Deposit as is reasonably necessary to satisfy the claims that have been evidenced by a Claim Notice.  The Escrow Deposit shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement.

(b)In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, the Buyer shall have the right to offset as provided in Section 11.4(b) below.

1.6Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX and subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII, the closing of the transactions described herein (the “Closing”) will take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Articles VII and VIII, remotely via the electronic exchange of documents and signatures.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The date of such Closing is referred to herein as the “Closing Date” and the effective time of such Closing for accounting purposes shall be 12:01 a.m. PST on such date.

1.7Withholding.  The Buyer shall be entitled to deduct and withhold from the Purchase Price payable pursuant to this Agreement such amounts as the Buyer may be required to pay, deduct or withhold therefrom under any provision of federal, state, local or foreign Tax Law, including without limitation withholding Taxes, if any.  To the extent such amounts are so paid, deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer as set forth below, subject to the exceptions set forth in the disclosure schedules hereto (the “Company Disclosure Schedules”), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement.

2.1Corporate Organization.

The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Kansas.  The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on the Company’s Business as presently conducted.  The Company is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions set forth in Schedule 2.1(a) hereto, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by it or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect.  The Company has previously delivered to the Buyer complete and correct copies of the certification of incorporation of the Company (certified by the Secretary of State for the State of Delaware as of a recent date) and the by-laws of the Company (certified by the Secretary of the Company as of a recent date).  Neither the Company’s certificate of incorporation nor its by-laws have been amended since the date of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instrument.

2.2Authorization.  The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized and approved by all necessary corporate actions.  This Agreement constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in Law or in equity.

2.3Consents and Approvals; No Violations.  Except as set forth on Schedule 2.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including specifically the transfer of the Shares to the Buyer by the Company, will not: (i) violate or conflict with any provision of the certificate of incorporation or by-laws, or other constitutive documents of the Company and each of its Subsidiaries as the case may be; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company or any of its Subsidiaries are parties, or by which the Company, any of its Subsidiaries or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company or any of its Subsidiaries pursuant to the terms of any such instrument or obligation; (iii) violate or conflict with any Law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency, association, organization or authority applicable to the Company or any of its Subsidiaries or by which their respective properties or assets may be bound, except for such violations and conflicts which would not have a Company Material Adverse Effect; or (iv) require, on the part of the Company or any of its Subsidiaries, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained would not have a Company Material Adverse Effect.

2.4Company Capital Structure.

(a)The authorized capital stock of the Company consists of (i) ten million Class A Voting shares and ten million Class B Non-voting shares of Common Stock, no par value per share, of which 1,476,100 Class A Voting shares are issued and outstanding and 459,053 Class B Non-voting shares are issued and outstanding (“Company Capital Stock”).  The Company does not have any shares of preferred stock or any other shares of capital stock authorized, issued or outstanding.  The Company Capital Stock is held of record and to the Company’s knowledge, beneficially by the Persons with the addresses and in the amounts and represented by the certificates set forth on Schedule 2.4(a).  All outstanding shares of Company Capital Stock (i) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights or similar rights created by statute, the Company’s certificate of incorporation, by-laws or any agreement or document to which the Company is a party or by which it is bound, and (ii) have been offered, sold, issued and delivered by the Company in all material respects in compliance with all applicable Laws, including federal and state corporate and securities Laws.  There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock.  Since June 30, 2018, there have been no dividends or distributions with respect to any shares of Company Capital Stock or otherwise to any officer or director of the Company not in accordance with past practices and in no event greater than $900,000 per calendar quarter (prorated for any partial quarter) and as set forth on Schedule 2.4(a).  Except as set forth above, as of the date of this Agreement no shares of Company Capital Stock, other equity securities, partnership interests or similar ownership interests or other voting securities of the Company or any securities exchangeable or convertible into or exercisable for such capital stock, other equity securities, partnership interests or similar ownership interests or other voting securities of the Company, were issued, reserved for issuance or outstanding.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Stockholders of the Company may vote.  Except as set forth on Schedule 2.4(a), the Company has never repurchased, redeemed or otherwise acquired or caused the repurchase, redemption or acquisition of any shares of Company Capital Stock or other securities of the Company, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase, redemption or acquisition of any shares of Company Capital Stock or other securities of the Company.  There is no claim or basis for such a claim to any portion of the Purchase Price except as provided in the Stockholder Allocation Spreadsheet by any current or former stockholder, option holder or warrant holder of the Company, or any other Person.

(i)Neither the Company nor any of its Subsidiaries has ever adopted, sponsored or maintained any option plan or any other plan or agreement providing for equity compensation to any Person (a “Company Option”).

(ii)The Company has no outstanding warrants (“Company Warrant”) for the purchase of shares of Company Capital Stock.

(iii)There are no Company Stock Rights or agreements of any character, written or oral, obligating the Company or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Capital Stock or equity or other ownership interest of the Company or any Subsidiary or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any Company Stock Right.  There are no

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or any of its Subsidiaries.

(b)Except for the voting, right of first refusal, registration rights, stockholder or similar agreements set forth in Schedule 2.4(b) (collectively, the “Investor Agreements”) there are no (i) voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or of which the Company has knowledge, or (ii) agreements or understandings to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or of which the Company has knowledge relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights or “drag-along” rights) of any shares of Company Capital Stock.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby does not implicate any rights or obligations under the Investor Agreements that have not been complied with or waived.  The holders of shares of Company Capital Stock have been or will be properly given, or shall have properly waived, any required notice prior to the transactions contemplated therein.

2.5Subsidiaries.

(a)Except for the Persons set forth in Schedule 2.5(a) (each a “Subsidiary”), the Company does not own and has never otherwise owned, directly or indirectly, any capital stock of or any other equity interest in, or controlled, directly or indirectly, any other Person, and the Company is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity.  Each Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of its jurisdiction of formation.  Each Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.  Each Subsidiary is duly qualified or licensed to do business and is in good standing (to the extent applicable) as a foreign organization in each jurisdiction listed on Schedule 2.5(a), which constitute all of the jurisdictions in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such other jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to be material to the Company and its Subsidiaries or the Company’s ability to consummate the transactions contemplated by this Agreement in a timely manner.  The Company has delivered to the Buyer a true and correct copy of each Subsidiary’s articles of incorporation and by-laws (or other comparable organizational documents), each as amended to date and in full force and effect on the date hereof.  Schedule 2.5(a) lists every jurisdiction in which each Subsidiary of the Company has facilities, maintains an office or has an Employee.

(b)The capitalization of each Subsidiary, including the identity of each holder of an outstanding equity interest therein, is as set forth on Schedule 2.5(b).  All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by the Company, directly or indirectly, free and clear of any lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).  There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or obligation on the part of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”).  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.  All of the outstanding share capital of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable.

2.6Financial Statements; Business Information; Internal Controls.

(a)Attached hereto as Schedule 2.6(a) are (i) the audited balance sheets of the Company as of December 31, 2016 and 2017 and the statements of operations and cash flow for the fiscal periods then ended,

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and (ii) the unaudited balance sheet of the Company as of October 31, 2018 (the “Balance Sheet”) and the statements of operations and cash flow of the Company for the ten (10) month period then ended (hereinafter collectively referred to as the “Financial Statements”).  The Financial Statements (i) have been prepared from the books and records of the Company, (ii) have been prepared in accordance with GAAP consistently applied during the periods covered thereby, and (iii) present fairly in all material respects the financial condition and results of operations of the Company or any of its Subsidiaries as at the dates, and for the periods, stated therein, except that the interim Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect.  For the purposes of this Agreement, generally accepted accounting principles shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and rules promulgated by the Securities and Exchange Commission (the “SEC”) and its related interpretations or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination (“GAAP”).

(b)Schedule 2.6(b) attached hereto sets forth certain statistics regarding the Company’s Business including, but not limited to, information related to the Company’s products, services and websites such as (i) approximate number of calls, approximate number of billed calls, the average revenue per call, (ii) approximate number of call minutes, total number of phone-numbers, number of toll-free numbers and number of local numbers in service with customers and numbers held for reserve purposes, and average cost per minute, average cost of total phone-numbers and average cost of toll-free numbers and average cost of local numbers, (iii) average length of calls, approximate number of calls scored and average cost of call-scoring, average cost of listening functions and communication service costs, if applicable, (iv) average cost per minute into inbound to a call tracking number and outbound to a destination number; (v) average number of calls transcribed through third parties and average cost per minute transcribed; (vi) average number of phone numbers augmented with third party lookup data (name, address, or other demographic data) and average cost per lookup; (vii) list of all carriers with any phone numbers or calls routed; (viii) average count of phone numbers enabled for texting, average quantity of messages sent and received, and the average cost for each; (ix) average quantity of phone numbers provisioned from carriers, ported into carriers, deactivated, and ported out from the Company and the average cost for each, (x) number of customers, number of installed applications (of the Ice Boxes and of number of customers installed applications), and (xi) number of unique calls, each for the months of August, September and October 2018 (collectively, the “Data”) which are true and correct in all material respects as of the dates stated in the schedule.  Without limiting the materiality of any other representations, warranties and covenants of the Company contained herein, the Company specifically acknowledges that the accuracy in all material respects of such Data is material to the Buyer’s decision to enter into the transactions contemplated by this Agreement and to pay the Purchase Price.

(c)To the best of its knowledge, the Company and each of its Subsidiaries have not directly or indirectly installed, imbedded or derived any traffic, leads or calls from any Spyware or Malware Software sources.

(d)The Company and each of its Subsidiaries has in place systems and processes that are:  (i) designed to (x) provide reasonable assurances regarding the reliability of the Financial Statements, and (y) in a timely manner accumulate and communicate to the Company’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Financial Statements; (ii) customary for a company at the same stage of development as the Company; and (iii) to the Company’s knowledge, adequate for a company at the same stage of development as the Company.  To the Company’s knowledge, there have been no instances of fraud, whether or not material, which occurred during any period covered by the Financial Statements, except as set forth on Schedule 2.6(d).

(e)To the Company’s knowledge, no Employee has provided information to any Governmental Entity regarding the commission of any crime or violation of any Law applicable to the Company, any of its Subsidiaries or any part of their respective operations.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)During the period covered by the Financial Statements, the Company’s external auditor was independent of the Company’s and its management.  Schedule 2.6(f) lists each written report by the Company’s external auditors to the Company’s board of directors, or any committee thereof, or the Company’s management concerning any of the following and pertaining to any period covered by the Financial Statements:  critical accounting policies; its internal controls; significant accounting estimates or judgments; alternative accounting treatments; and any required communications with the Company’s board of directors, or any committee thereof, or with management of the Company.  The Company’s revenue recognition policy is consistent with GAAP.

2.7Absence of Undisclosed Liabilities.  Except as set forth on Schedule 2.7 the Company is neither liable for nor subject to any material Liability except for (i) those Liabilities reflected on the Balance Sheet and not previously paid or discharged, (ii) contractual and other Liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, which would not individually or collectively result in a Company Material Adverse Effect, and (iii) those Liabilities which have arisen since the date of the Balance Sheet in the ordinary course of business, which would not individually or collectively result in a Company Material Adverse Effect.

2.8Absence of Certain Changes or Events.  Except as set forth on Schedule 2.8 hereto, since December 31, 2017, the Company has carried on its business in all material respects in the ordinary course and consistent with past practice.  Except as set forth on Schedule 2.8 or as set forth or reserved against in the Balance Sheet, since December 31, 2017, neither the Company nor any of its Subsidiaries has: (i) incurred any material obligation or Liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of the Company’s Business and consistent with past practice; (ii) experienced any Company Material Adverse Effect; (iii) made any change in accounting principle or practice or in its method of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or the Company’s Business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its properties or assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional Company securities, other equity securities, partnership interests or similar equity interests, or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, Company securities; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of Company securities; (ix) repurchased or redeemed any Company securities; (x) terminated, amended or waived with respect to any material contract, any material right, except in the ordinary course of business and consistent with past practice; (xi) granted any general or specific increase in the compensation payable or to become payable to any of its Employees or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Company Employee Plan; or (xii) entered into any agreement to do any of the foregoing.

2.9Legal Proceedings, etc.  Except as set forth on Schedule 2.9, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, any of their respective properties, assets or business or, to the knowledge of the Company, pending or threatened against any of the officers, directors, partners, managers, employees, agents or consultants of the Company or any of its Subsidiaries.  There are no such suits, actions, claims, proceedings or investigations pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries challenging the validity or propriety of the transactions contemplated by this Agreement.  There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company or any of its Subsidiaries is a party, or involving the properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company or any of its Subsidiaries.  Schedule 2.9 hereto sets forth all settlements, judgments, orders, injunctions, decrees and awards entered into or imposed which the Company or any of its Subsidiaries is a party to or by which the Company or any of its Subsidiaries is bound, and the Company and each of its Subsidiaries is and has been at all times in material compliance with the terms of such settlements, judgments, orders, injunctions, decrees and awards.  Schedule 2.9 hereto sets forth all suits, actions, claims, proceedings or investigations regarding any equity security of the Company or any of its Subsidiaries which the Company has ever been involved in or received notice of.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.10Taxes.

(a)The Company is, and has been at all times since its incorporation, an “S corporation” within the meaning of Section 1361 of the Code and the applicable provisions of state income Tax law (except in those states which do not recognize S corporation status) and has filed all forms and taken all actions necessary to maintain such status.  Neither the Company nor any Seller has taken or omitted to take any action, or knows of any fact or circumstance, which action, omission, fact or circumstance could result in the loss of the Company’s status as an S corporation.  No Acquired Company had or will have any liability for Taxes pursuant to Section 1374 or 1375 of the Code, including as a result of the transactions contemplated by this Agreement.  No Acquired Company has, in the past five years (i) acquired assets from another corporation in a transaction in which the tax basis of the acquired assets (or any other property) was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor, or (ii) acquired the stock of any corporation.

(b)Each Acquired Company has properly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it on or prior to the date hereof, and has in a timely manner paid all Taxes which are due whether or not shown on such Tax Returns, except to the extent the Company has established adequate reserves in accordance with GAAP (excluding accruals and reserves for deferred Taxes established to reflect timing differences between financial accounting and taxable income) on the Balance Sheet for such Taxes and disclosed the dollar amount and the components of such reserves on Schedule 2.10(b) hereof.  All such Tax Returns have been accurately and completely prepared in all material respects in compliance with all Laws.

(c)Except as set forth on Schedule 2.10(c), there are no examinations, investigations, audits, actions, suits or proceedings currently being conducted, pending or, to the knowledge of the Company, threatened against any Acquired Company by any Taxing Authority, no claim for the assessment or collection of Taxes has been asserted against any Acquired Company and there are no matters under discussion by any Acquired Company with any Taxing Authority regarding claims for the assessment or collection of Taxes.  Any Taxes that have been claimed or imposed as a result of any examinations of any Tax Return of the Acquired Companies by any Taxing Authority have been paid or are being contested in good faith and have been disclosed in writing to the Buyer.  There are no agreements or applications by any Acquired Company for an extension of time for the assessment or payment of any Taxes, nor is there any waiver of the statute of limitations in respect of Taxes.  There are no Tax liens on any of the assets of the Acquired Companies that resulted from the failure, or alleged failure, to pay Taxes due or payable.

(d)No Acquired Company is a party to or bound by or has any obligation under any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement or arrangement and no Acquired Company has any Liability for Taxes of any other Person under any applicable Law as transferee or successor.

(e)The Company and each of its Subsidiaries has withheld all amounts from its respective employees, agents and other Persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign Laws, and has complied with all information reporting and back-up withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

(f)No amount will be required to be withheld under Section 1445 of the Code in connection with any of the transactions contemplated by this Agreement.

(g)No power of attorney has been granted by the Company or any of its Subsidiaries that is currently in force with respect to any matter relating to Taxes, except powers of attorney in favor of Allen, Gibbs & Houlik, L.C. for Form 1120S and Form 3115 for tax years 2016 and 1017.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h)No Acquired Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

(i)Neither the Company nor any of its Subsidiaries has received any written ruling of a Taxing Authority relating to Taxes or entered in any written and legally binding agreement with a Taxing Authority relating to Taxes, including any closing agreements under Section 7121 of the Code.

(j)No claim has ever been made in writing to the Company or any of its Subsidiaries by any authority in a jurisdiction where the Company or any of its Subsidiaries file Tax Returns that it is or may be subject to taxation by that jurisdiction, and neither the Company nor any of its Subsidiaries does business in nor derives income from within or allocable to any state, local, territorial or foreign taxing jurisdiction other than those for which all Tax Returns have been furnished to the Buyer.

(k)Neither the Company nor any of its Subsidiaries engage in a non-United States trade or business, other than the sale of services in the ordinary course of business to customers in Canada in amounts not in excess of $105,500 for 2017 and $138,300 for 2018 (through August 31) as set forth in Schedule 2.10(k), and neither the Company nor any of its Subsidiaries has a permanent establishment or fixed place of business outside the United States.

(l)The Company and each its Subsidiaries has delivered or made available to the Buyer for inspection true and complete copies of (i) all private letter rulings, revenue agent reports, information document requests, audit reports, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Company and each its Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) all federal, state, local and foreign income or franchise Tax Returns for the Company and each its Subsidiaries for all periods for which the statute of limitations has not expired.

(m)Neither the Company nor any of its Subsidiaries has made any payments, is not obligated to make any payment, and is not a party to any agreement, contract, arrangement or plan that under any circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code, or that would be subject to an excise Tax under Section 4999 of the Code.

(n)Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011(b).

(o)Schedule 2.10(o) attached hereto sets forth each jurisdiction in which the Company or each of its Subsidiaries files, is required to file or has been required to file a Tax Return or is or has been liable for Taxes on a “nexus” basis.

(p)Each plan, program, arrangement or agreement that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is identified as such on Schedule 2.10(p).

(q)Each plan, program, arrangement or agreement identified or required to be identified on Schedule 2.10(p) has been operated and maintained in compliance with Section 409A of the Code.

(r)Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(s)Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) use of an incorrect method of accounting or any change in method of accounting for a taxable period ending on or prior to the Closing Date or for any Straddle Period, including under

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 481 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other law); (iii) deferred intercompany gain or any excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other law) existing on or before the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or application of the completed contract method of accounting or the cash method of accounting to any transaction occurring on or prior to the Closing Date; (v) prepaid amount, advanced payment or deferred revenue received or accrued on or prior to the Closing Date; (vi) election under Section 108(i) of the Code or Section 965 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other law); (viii) debt instrument that was acquired with “original issue discount” as defined in Section 1273(a) of the Code or is subject to the rules set forth in Section 1276 of the Code; (ix) application of Section 951, 951A or 965 of the Code to any interest held in a “deferred foreign income corporation” or in a “controlled foreign corporation” (as respectively defined in Sections 965 and 957 of the Code) with respect to income earned or recognized or payments received on or prior to the Closing Date; (x) ownership of “United States property” (as defined in Section 956 of the Code) by any “controlled foreign corporation” (as defined in Section 957 of the Code) on or prior to the Closing Date; or (xi) any similar election, action or agreement deferring the liability for Taxes from any taxable period (or portion thereof) ending on or before the Closing Date to any taxable period (or portion thereof) beginning after the Closing Date.

2.11Title to Properties and Related Matters.    (a)  The Company and each of its Subsidiaries has good and marketable title to, or a valid leasehold or licensed (as set forth on Schedule 2.11(a)) interest in, all of the Company’s assets, and valid licenses for third-party-owned commercially available computer software and applications generally available to the public (none of which third-parties is a Related Person) which need not be separately scheduled, free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common Law vendor’s liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) Liens identified on Schedule 2.11(a)).  All Company assets conform to all applicable Laws, statutes, ordinances, rules and regulations.

(b)Neither the Company nor any of its Subsidiaries owns any real property or any interest in real property.

(c)Schedule 2.11(c) hereto sets forth a list, which is correct and complete in all material respects, of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned or leased by the Company with a book value in each case of $10,000 or more.  Except as set forth on Schedule 2.11(c) hereto, all such personal property is in suitable operating condition (ordinary and reasonable wear and tear excepted) and is physically located in or about one of the places of business of the Company or any of its Subsidiaries and is owned by the Company or any of its Subsidiaries or is leased by the Company or any of its Subsidiaries under one of the leases set forth in Schedule 2.11(d) hereto.  None of such personal property is subject to any agreement or commitment for its use by any person other than the Company or any of its Subsidiaries.  The maintenance and operation of such personal property has been in conformance with all applicable material Laws and regulations.  There are no assets leased by the Company or any of its Subsidiaries or used in the operation of the Company or any of its Subsidiaries that are owned, directly or indirectly, by any Related Person.  For the purposes hereof, “Related Person” shall mean any of the following (i) the Stockholders; (ii) the spouses and children of any of the Stockholders (collectively, “Near Relatives”); (iii) any trust for the benefit of any of the Stockholders or any of their respective Near Relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by the Stockholders or by any of their respective Near Relatives.

(d)Schedule 2.11(d) sets forth a complete and correct list of all real property and personal property leases to which the Company or any of its Subsidiaries is a party.  The Company and each of its Subsidiaries has previously delivered to the Buyer complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 2.11(d) hereto.  Except as set forth on Schedule 2.11(d) hereto, (i) each such lease is valid and binding, and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights may affect such

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

validity or enforceability, (ii) neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any other party is in material default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default by the Company or any of its Subsidiaries or to the knowledge of the Company, a default by any other party under such lease; (iii) to the knowledge of the Company, there are no disputes or disagreements between the Company or any of its Subsidiaries and any other party with respect to any such lease; and (iv) except as set forth on Schedule 2.11(d)  there is no requirement under any such lease that the Company or any of its Subsidiaries either obtain the lessor’s consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement.

(e)None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Company or any of its Subsidiaries in the conduct of the Business (collectively, the “Systems”) have experienced bugs, failures, or breakdowns in the past twelve (12) months that has caused any material disruption or material interruption in or to the use of any such Systems by the Company or any of its Subsidiaries. The Company, its Subsidiaries and their Affiliates are covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of the Business.”

2.12Intellectual Property; Proprietary Rights; Regulatory Compliance.

(a)Set forth on Schedule 2.12(a) hereto is a list of all Company Intellectual Property or other Intellectual Property required to operate the Company’s Business as currently conducted (other than generally available software such as Microsoft Word and the like).  True and correct copies of all licenses, assignments and releases relating to such Intellectual Property have been provided or made available to the Buyer prior to the date hereof, all of which are valid and binding agreements of the parties thereto, enforceable in accordance with their terms.  Except as set forth on Schedule 2.12(a), the Company and each of its Subsidiaries owns and has good and exclusive right, title and interest to, or (i) has exclusive license to, each item of Company Intellectual Property and (ii) has non-exclusive license to other Intellectual Property required to operate the Company’s Business as currently conducted, free and clear of any lien or encumbrance; and all such Intellectual Property rights are in full force and effect.  Except as set forth on Schedule 2.12(a), to the knowledge of the Company, the Company and each of its Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation of the Company’s Business as currently conducted, including the sale of any products or the provision of any services by Company or any of its Subsidiaries.  Except as set forth on Schedule 2.12(a), to the knowledge of the Company, the Company and each of its Subsidiaries owns exclusively, and has good title to, all copyrighted works that are Company products or which the Company or any of its Subsidiaries otherwise expressly purports to own.  No university, government agency (whether federal or state) or other organization has sponsored research and development conducted by the Company or any of its Subsidiaries or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property rights of the Company or any of its Subsidiaries.

(b)Except as set forth on Schedule 2.12(b), no Company Intellectual Property or product or service of the Company or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its Subsidiaries or which may affect the validity, use or enforceability of such Company Intellectual Property.

(c)All patents, patent applications, trademarks, service marks, copyrights, mask work rights and domain names of the Company or any of its Subsidiaries have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdictions indicated on Schedule 2.12(c) hereto, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect.

(d)To the extent that any Intellectual Property (including without limitation software, hardware, copyrightable works and the like) has been developed, created, modified or improved by a third party for

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Company or any of its Subsidiaries, except as set forth on Schedule 2.12(d), the Company or any of its Subsidiaries has a written agreement with such third party that assigns to the Company or any of its Subsidiaries exclusive ownership of such Intellectual Property, each of which is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms.  Except as set forth on Schedule 2.12(d), the Company or any of its Subsidiaries has the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or the Company’s Business (including, without limitation, the operation of their respective Web sites) as presently conducted and has received no notice that any of such information that is provided to the Company or any of its Subsidiaries by third parties will not continue to be provided to the Company or any of its Subsidiaries on the same terms and conditions as currently exist.

(e)Except as set forth on Schedule 2.12(e), neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property to any third party.

(f)Except as set forth on Schedule 2.12(f), the operation of the Company’s Business as such business currently is conducted, including the design, development, manufacture, marketing and sale of the products or services of the Company or any of its Subsidiaries has not and does not, and with respect to products currently under development to the Company’s knowledge will not, infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the Laws of any jurisdiction.

(g)Except as set forth on Schedule 2.12(g), neither the Company nor any of its Subsidiaries has received any notice or other claim from any third party that the operation of the Company’s Business or any act, product or service of the Company or any of its Subsidiaries infringes, may infringe or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the Laws of any jurisdiction.

(h)To the knowledge of the Company, no Person has infringed or is infringing or misappropriating any Company Intellectual Property or other Intellectual Property rights in any of its products, technology or services, or has or is violating the confidentiality of any of its proprietary information.

(i)The Company and each of its Subsidiaries has taken reasonable steps to protect the Company’s or any of its Subsidiaries’ rights in the Company’s or any of its Subsidiaries’ proprietary and/or confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company or any of its Subsidiaries, and, without limiting the foregoing, the Company and each of its Subsidiaries has enforced a policy requiring each employee and contractor to execute a confidentiality and nondisclosure agreement substantially in the form provided to the Buyer, and since January 1, 2012 all current and former employees and contractors of the Company and each of its Subsidiaries has executed such an agreement except as set forth on Schedule 2.12(i).  To the knowledge of the Company, all trade secrets and other confidential information of the Company and each of its Subsidiaries are not part of the public domain nor, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company and each of its Subsidiaries.  To the knowledge of the Company, no employee or consultant of the Company or any of its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for the Company or any of its Subsidiaries nor is the Company and any of its Subsidiaries making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

Except as set forth on Schedule 2.12(i), all Intellectual Property rights purported to be owned by the Company and each of its Subsidiaries which were developed, worked on or otherwise held by any employee, officer, director, shareholder or consultant are owned free and clear by the Company and each of its Subsidiaries by operation of Law or have been validly assigned to the Company and such assignments have been provided or made available to the Buyer and are valid binding agreements of the parties thereto, enforceable in accordance with their terms.  Except as set forth on Schedule 2.12(i), neither the Company, any of its Subsidiaries or the Stockholders, nor

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to the knowledge of the Company, any of the employees of the Company, have any agreements or arrangements with current or former employers relating to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights to any inventions, know-how or intellectual property of any kind nor are any such Persons bound by any consulting agreements relating to confidential information or trade secrets of another entity that are being violated by such persons.  To the knowledge of the Company, the activities of the employees and consultants of the Company and each of its Subsidiaries on behalf of the Company and each of its Subsidiaries do not violate in any material respects any agreements or arrangements known to the Company which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

(j)All information and content of the “callcap.com” World Wide Web site of the Company and each of its Subsidiaries (other than information provided by users, customers and advertisers) is accurate and complete in all material respects.

(k)Schedule 2.12(k) lists all Open Source Materials that the Company and each of its Subsidiaries has used in any way and describes the manner in which such Open Source Materials have been used by the Company and each of its Subsidiaries in connection with the Company’s Business, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by the Company and each of its Subsidiaries.  Except as set forth in Schedule 2.12(k), the Company and each of its Subsidiaries has not (i) incorporated any Open Source Materials into, or combined Open Source Materials with, any products of the Company’s Business, (ii) distributed Open Source Materials in connection with any products of the Company’s Business, or (iii) used Open Source Materials that (with respect to either clause (i), (ii) or (iii) above) (A) create, or purport to create, obligations for the Company and each of its Subsidiaries with respect to software developed or distributed by the Company and each of its Subsidiaries, or (B) grant, or purport to grant, to any third party any rights or immunities under intellectual property rights.  Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has used any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributed at no charge.

(l)In connection with the operation of the Company’s Business, the Company has complied in all material respects with (i) all applicable legal and contractual requirements relating to privacy, commercial e-mail, data protection and security and the collection, storage, disclosure and/or use of personal information and user information (including information from or about children) gathered or accessed in the course of the operation of the Company’s Business, and (ii) all rules, policies and procedures established by the Company and each of its Subsidiaries with respect to privacy, publicity, commercial e-mail, data protection and security and the collection, storage, disclosure and/or use of personal information and user information (including information from or about children) gathered or accessed in the course of the operation of the Company’s Business, and with respect to the foregoing, neither the Company nor any of its Subsidiaries has received any notice from any person of any claims alleging any violation thereof nor has the Company or any Subsidiary been required by applicable Law to provide notice to any Person reporting the unauthorized access to or acquisition of personal information.  In connection with the operation of the Company’s Business, the Company and each of its Subsidiaries has taken all reasonably necessary steps (including implementing and monitoring compliance with measures with respect to technical and physical security) to ensure that the personal and user information gathered or accessed in the course of the operation of the Company’s Business is protected against material loss and unauthorized access, use, modification or disclosure, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of any such information.

(m)The Company is not a “Covered Entity” or “Business Associate” as such terms are defined in the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and to the Company’s knowledge, neither the Company nor any Subsidiary has or processes any “protected health information” as such term is defined by HIPAA.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(n)To the extent they apply to the Company or a Subsidiary, the Company and its Subsidiaries are in compliance in all material respects with the 1996 Telecommunications Act, with all applicable Federal Communications Commission (“FCC”) rules and regulations, and with the communications laws, and regulations of each state in which the Company and its Subsidiaries operate or provide services to their customers (“Communications Laws”). The Company and its Subsidiaries have not and will not operate as a telecommunications service provider, a common carrier, or a private carrier, as these terms are defined in the Communications Laws. The Company and its Subsidiaries have received no written communications from the FCC, the Universal Service Administrative Company (“USAC”) or a state-level regulatory authority suggesting that the Company or any Subsidiary is subject to regulation pursuant to the Communications Laws. The Company and its Subsidiaries have made no filings or registered with USAC. The Company and its Subsidiaries have not been required to make any contributions or pay any fees under the Communications Laws.  The Company and its Subsidiaries have received no written communication from any company that provides wireless or wireline telecommunications capacity to them indicating that they are subject to regulation as a telecommunications service provider or are subject to filing and/or contribution obligations with USAC. The Company and its Subsidiaries have not executed a reseller certificate, as the term is used in the Communications Laws, for any company that provides wireless or wireline telecommunications capacity to them. The Company and its Subsidiaries have not received any written communication from the FCC or any other federal or state governmental entity in the United States alleging a violation of the Communication Laws.

(o)All of the assets of NEXTms, Inc., a Kansas corporation owned by Sunny P. Smith, including all of its Intellectual Property, have been validly assigned or contributed to the Company prior to Closing. In addition all of the Intellectual Property created or owned by Sunny P. Smith or his affiliated company, Sunny P. Smith Inc., which is used in, useful to or related in any way to the Company’s Business has previously been validly assigned and contributed to the Company.

2.13Contracts.    (a)  Except as set forth on Schedules 2.13(a) hereto, the Company and each of its Subsidiaries is not a party to, or subject to:

(i)any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company or any of its Subsidiaries of more than $10,000;

(ii)any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company or any of its Subsidiaries;

(iii)any guaranty issued by the Company or any of its Subsidiaries;

(iv)any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities, including, without limitation, convertible securities;

(v)any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Company Intellectual Property, other than licenses granted in the ordinary course of business with a term of less than one (1) year;

(vi)any contract, arrangement or understanding granting to any Person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one (1) year;

(vii)any contract, arrangement or understanding restricting the right of the Company or any of its Subsidiaries to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(viii)any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company or any of its Subsidiaries is required to pay more than $10,000 per month;

(ix)any contract, arrangement or understanding with a Related Person; or

(x)any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this subsection 2.13(a).

(b)The Company and each of its Subsidiaries has previously provided or made available to the Buyer complete and correct copies (or, in the case of oral contracts, a complete and correct description) of any contract (and any amendments or supplements thereto) listed on Schedule 2.13(a) hereto.  Except as set forth on Schedule 2.13(b) hereto, (i) each contract listed in Schedule 2.13(a) hereto is in full force and effect; (ii) neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any other party is in default under any contract listed in Schedule 2.13(a) hereto, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or any of its Subsidiaries or to the knowledge of the Company, a default by any other party under such contract; (iii) to the knowledge of the Company, there are no disputes or disagreements between the Company or any of its Subsidiaries and any other party with respect to any contract listed in Schedule 2.13(a) hereto; (iv) each other party to each such material contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary in order for such contract to remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company or any of its Subsidiaries thereunder; and (v) the Company has provided written notice to all of its customers on their November 1, 2018 invoices of the Company’s amended contractual terms and conditions.

(c)Except as set forth on Schedule 2.13(c) hereto, neither the Company nor any of its Subsidiaries has issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

(d)Each of the contracts set forth on Schedules 2.13(a) hereto, is and always has been in compliance with all applicable Laws, including any and all Laws applicable to the Internet or the Company’s Business, or any other Law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of the Company’s Business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect.

2.14Employment Matters.

(a)Schedule 2.14(a) sets forth, (i) with respect to each current Employee (including any Employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, including disability, family or other leave, sick leave, or on layoff status subject to recall) (A) the name of such Employee and the date as of which such Employee was originally hired by the Company or any of its Subsidiaries, and whether the Employee is on an active or inactive status; (B) such Employee’s title; (C) such Employee’s annualized compensation as of the date of this Agreement, including base salary, vacation and/or paid time off accrual amounts, bonus and/or commission potential, severance pay potential, and any other compensation forms; (D) whether such Employee is not fully available to perform work because of a qualified disability or other leave and, if applicable, the basis of such disability or leave and the anticipated date of return to full service; (E) whether such Employee is employed by the Company or one of its Subsidiaries, and if by a Subsidiary, the name of the Subsidiary; (F) the Company or Subsidiary facility at which such Employee is deemed to be located; and (G) each current benefit plan in which such Employee participates or is eligible to participate; (ii) any governmental authorization, permit or license that is held by such Employee and that is used in connection with the Company’s Business; and (iii) whether

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such Employee has executed the Company’s standard form nondisclosure, confidentiality and assignment of inventions agreement.

(b)Schedule 2.14(b) contains a list of individuals who are currently performing services for the Company or any of its Subsidiaries and are classified as “consultants” or “independent contractors,” the respective compensation of each such “consultant” or “independent contractor” and whether the Company is party to a consulting or independent contractor agreement with the individual.  Any such agreements have been delivered or made available to the Buyer and are set forth on Schedule 2.14(b).  Any Persons now or heretofore engaged by the Company or any of its Subsidiaries as independent contractors, rather than Employees, have been properly classified as such, are not entitled to any compensation or benefits to which regular, full-time Employees are or were at the relevant time entitled, and were and have been engaged in accordance with all applicable Laws, and received the proper tax treatment for compensation received by them.

(c)Each employment agreement is set forth on Schedule 2.14(c) and a copy of each employment agreement and any amendment thereto has been provided or made available to the Buyer.  Except as set forth in Schedule 2.14(c), the employment of each of the Employees is terminable by the Company at will (except for non-U.S. employees of the Company or any of its Subsidiaries located in a jurisdiction that does not recognize the “at will” employment concept) and the Company and each such Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, except as set forth on Schedule 2.14(c).  Neither the Company nor any of its Subsidiaries has, and to the knowledge of Company, no other Person has, (i) entered into any agreement that obligates or purports to obligate the Buyer to make an offer of employment to any present or former Employee or consultant of the Company or any of its Subsidiaries or (ii) promised or otherwise provided any assurances (contingent or other) to any present or former Employee or consultant of the Company or any of its Subsidiaries of any terms or conditions of employment with the Buyer following the Closing.

(d)The Company and each of its Subsidiaries has delivered or made available to the Buyer accurate and complete copies in all material respects of all employee manuals and handbooks, employment policy statements and employment agreements.

(e)(i) None of the Employees has given the Company or any of its Subsidiaries written notice terminating his or her employment with the Company or any of its Subsidiaries, or terminating his or her employment upon a sale of, or business combination relating to, the Company or any of its Subsidiaries or in connection with the transactions contemplated by this Agreement; (ii) except as set forth on Schedule 2.14(e), neither the Company nor any of its Subsidiaries has a present intention to terminate the employment of any current Employee; and (iii) except as set forth on Schedule 2.14(e), neither the Company nor any of its Subsidiaries is, and neither has ever been, engaged in any dispute or litigation with an Employee regarding intellectual property matters.

(f)Neither the Company nor any of its Subsidiaries is presently, nor have they been in the past, a party to or bound by any union contract, collective bargaining agreement or similar contract.  Neither the Company nor any of its Subsidiaries knows of any activities or proceedings of any labor union to organize any Employees.

(g)Neither the Company nor any of its Subsidiaries is engaged or has ever been engaged in any unfair labor practice of any nature, that, if adversely determined, would result in any material Liability to the Company or any of its Subsidiaries.  There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company, any of its Subsidiaries or any Employees.  There is not now pending and, to the Company’s knowledge, no Person has threatened to commence, any such slowdown, work stoppage, labor dispute, union organizing activity or any similar activity or dispute.

(h)The Employees have been, and currently are, properly classified under the Fair Labor Standards Act of 1938, as amended, and under any similar Law of any state applicable to such employees.  Neither the Company nor any of its Subsidiaries is delinquent to, or has failed to pay, any of its Employees, consultants or

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

contractors for any wages (including overtime, meal breaks or waiting time penalties), salaries, commissions, accrued and unused vacation to which they would be entitled under applicable Law, if any, bonuses, benefits or other compensation for any services performed by them or amounts required to be reimbursed to such individuals.  Neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(i)Except as set forth in Schedule 2.14(i), neither the Company nor any of its Subsidiaries has an established severance pay practice or policy.  Except as set forth in Schedule 2.14(i), (i) neither the Company nor any of its Subsidiaries is liable for any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the Company’s and the Subsidiaries’ policies) to any Employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, program of the Company or any of its Subsidiaries, applicable Law or otherwise; and (ii) as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any of its Subsidiaries of any persons employed by the Company or any of its Subsidiaries on or prior to the Closing Date, the Company will not have (A) any Liability that exists or arises under any Company or any of its Subsidiaries’ benefit or severance policy, practice, agreement, plan, program, Law applicable thereto, including severance pay, bonus compensation or similar payment, or (B) to accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any Employee.  Accordingly, as of the Closing Date, the Company shall have satisfied in full all of its obligations to such Employees, consultants and/or contractors for any severance pay, accelerated vesting, or any other payments whatsoever.

(j)The Company and each of its Subsidiaries is in compliance, in all material respects, with all applicable Laws, agreements, contracts and promises respecting employment, employment practices, employee benefits, terms and conditions of employment, immigration matters, labor matters, and wages and hours, in each case, with respect to its Employees.

(k)There are no claims pending or, to the Company’s knowledge, threatened in writing, before any Governmental Entity by any Employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened in writing or pending before any Governmental Entity (or any state “referral agency”) from any Employee or any other Person arising out of the Company’s or any of its Subsidiaries’ status as employer, whether in the form of claims for employment discrimination, harassment, retaliation, unfair labor practices, grievances, wrongful discharge, breach of contract, unfair business practice, tort, unfair competition or otherwise.  In addition, there are no pending or threatened in writing or claims or actions against the Company or any of its Subsidiaries under any workers compensation policy or long-term disability policy.

(l)The Company and each of its Subsidiaries, and to the Company’s knowledge each Employee, is in compliance with all applicable visa and work permit requirements.

(m)Schedule 2.14(m) sets forth (i) each plan or agreement of the Company or any of its Subsidiaries pursuant to which any amounts may become payable (whether currently or in the future including upon any future end of employment) to Employees of the Company or any of its Subsidiaries as a result of or in connection with transactions contemplated by this Agreement and (ii) a summary of the nature and amounts by Employee that may become payable pursuant to each such agreement.

2.15Employee Benefit Plans.

(a)Schedule 2.15(a) sets forth each Company Employee Plan.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)Documents.  The Company has delivered to the Buyer correct and complete copies of each Company Employee Plan, including all amendments thereto.

(c)Employee Plan Compliance.  The Company and each of its Subsidiaries has performed all material obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Law, including ERISA and the Code.  Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and has received a favorable opinion letter from the IRS with respect to its qualified status under the Code on which it may rely and which it has delivered to Buyer.  There are no actions, audits, investigations, suits or claims pending, or, to the knowledge of the Company, threatened in writing (other than routine claims for benefits) against any Company Employee Plan or fiduciary thereto or against the assets of any Company Employee Plan.

(d)Plan Status.  None of the Company, any of its Subsidiaries or any ERISA Affiliate now, or has ever, maintained, established, sponsored, participated in, or contributed to, any plan which is subject to Title IV of ERISA or Section 412 of the Code or any retiree medical arrangement.  No Liability associated with any Company Employee Plan may become a Liability of the Buyer or any of its Affiliates.

(e)Effect of Transaction.  The execution and delivery by the Company of this Agreement and any related agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under any Company Employee Plan, trust or loan that would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

2.16Compliance with Applicable Law.   Neither the Company nor any of its Subsidiaries is in violation in any respect of any applicable privacy, data protection and security Law (including the EU General Data Protection Regulation), telecommunications Laws, safety, health or environmental Law, any Law applicable to the internet or the Company’s Business, any Payment Card Industry Data Security Standards (PCI DSS), or any other Law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of the Company’s Business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect.  The Company has not received any written notice alleging any such violation, and to the knowledge of the Company, there is no inquiry, investigation or proceeding relating thereto.

2.17Ability to Conduct Business.   There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, that will prevent the use by the Buyer, after the Closing Date, of the properties and assets owned by, the business conducted by or the services rendered by the Company or any of its Subsidiaries on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof.  The Company and each of its Subsidiaries has in force, and is in compliance with, in all material respects, all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of the Company’s Business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby.  Neither the Company nor any of its Subsidiaries has received any notice of, and to the knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.18Major Partners.  Schedule 2.18 hereto sets forth a complete and correct list of each of the ten (10) largest customers and vendors (collectively, “Partners”) of the Company in terms of revenue recognized and payment by the Company thereto, respectively, in respect of such Partners during the ten (10) months ended October 31, 2018 and the twelve (12) months ended December 31, 2017, showing the amount of revenue recognized or payments thereto for each such Partner, as the case may be, during such period.  To the knowledge of the Company, except as set forth on Schedule 2.18 hereto, neither the Company nor any of its Subsidiaries has received any notice or other communication (written or oral) from any of the Partners listed in Schedule 2.18 hereto terminating, amending or reducing in any material respect, or setting forth an intention to terminate, amend or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such Partner and the Company or any of its Subsidiaries.

2.19Insurance.  Schedule 2.19 hereto sets forth a true and complete list of all insurance policies carried by the Company and each of its Subsidiaries with respect to the Company’s Business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder.  The Company and each of its Subsidiaries has maintained insurance covering it and its properties in such amounts against such hazards and Liabilities and for such purposes as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties.  Except as set forth on Schedule 2.19 hereto, all such policies are in full force and effect and such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously for the past two (2) years.  All premiums due thereon have been paid in a timely manner.  Complete and correct copies of all current insurance policies of the Company and each of its Subsidiaries have been made available to the Buyer for inspection.  Neither the Company nor any of its Subsidiaries is in default under any of such policies, and neither the Company nor any of its Subsidiaries has failed to give any notice or to present any claim under any such policy in a due and timely fashion.  Neither the Company nor any of its Subsidiaries have knowledge of any facts which would likely result in an insurer reducing coverage or increasing premiums on existing policies and to the Company’s knowledge, all such insurance policies can be maintained in full force and effect without substantial increase in premium or reducing the coverage thereof following the Closing.  There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

2.20Brokers; Payments.  Except as set forth on Schedule 2.20, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and each of its Subsidiaries.  The Company and each of its Subsidiaries has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions with parties other than the Buyer.  No valid claim exists against the Company and each of its Subsidiaries or, based on any action by the Company and each of its Subsidiaries, against the Buyer for payment of any “topping,” “break-up” or “bust-up” fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

2.21Interested Party Transactions.

(a)Except as set forth on Schedule 2.21(a), to the Company’s knowledge, no Related Person has or has had, directly or indirectly, (i) an economic interest in any Person which furnished or sold, or furnishes or sells, services or products that the Company or any of its Subsidiaries furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any of its Subsidiaries, any goods or services or (iii) a beneficial interest in any agreement to which the Company or any Subsidiary is a party or by which they or their properties or assets are bound; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this Section 2.21.

(b)Except as set forth on Schedule 2.21(b), there are no receivables of the Company or any of its Subsidiaries owed by any Related Person other than advances in the ordinary and usual course of business for

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reimbursable business expenses (as determined in accordance with the Company’s established employee reimbursement policies and consistent with past practice).  Except as set forth on Schedule 2.21(b), the Stockholders have not agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or Liability of the Company or any of its Subsidiaries.

2.22Third Party Audits and Investigations.  There are no ongoing audits or investigations of the Company or any of its Subsidiaries with respect to the Company’s Business by any Governmental Entity or other third party, including, without limitation, any party to a contract with the Company or any of its Subsidiaries.

2.23Absence of Questionable Payments.  Neither the Company nor any of its Subsidiaries nor any of its directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of the Company’s Business, (i) used any corporation or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to foreign or domestic government officials, candidates or members of political parties or organizations or established or maintained any unlawful or unrecorded funs in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law; (ii) made any payment or provided services which were no legal to make or provide which the Company, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other person should reasonably have known were not legal for the payee or the recipient of such services to receive; or (iii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts.

2.24Projections.  The projections previously provided to the Buyer (i) have been prepared by management of the Company in good faith, (ii) were based on assumptions believed by management of the Company to be reasonable in light of current conditions and current facts known at the time made and (iii) represent good faith estimates by management of the Company as to the financial performance of the Company and each of its Subsidiaries for the periods indicated, but do not represent any guarantee or assurance of the future financial results of the Company and each of its Subsidiaries (it being understood that such projections are subject to uncertainties and contingencies that are beyond the control of the Company and its management).

2.25Accounts Receivable.  All receivables of the Company included in the Financial Statements are valid and collectible obligations and were not and are not subject to any written, or to the Company's knowledge, any oral, material offset or counterclaim and have arisen from a bona fide transactions by the Company in the ordinary course of business consistent with past practice.  The Company’s receivables are reflected on the Balance Sheet included in the Financial Statements in accordance with GAAP applied on a basis consistent with past practice.  Since December 31, 2017, there have not been any material write-offs as uncollectible of any of the Company’s receivables.  Schedule 2.25 sets forth a true and correct list of each account receivable of the Company (and the age of such receivable), as of October 31, 2018.

2.26Disclosure.  Neither the Company nor any of its Subsidiaries has failed to disclose to the Buyer any fact that is reasonably more likely than not to have a Company Material Adverse Effect or impede or impair the ability of the Company and each of its Subsidiaries to perform its obligations under this Agreement in any material respect.  No representation or warranty by the Company and each of its Subsidiaries contained in this Agreement and no statement contained, when considered together as a whole, in any of the Company Disclosure Schedules, and the certificates and other documents or instruments delivered or to be delivered pursuant to this Agreement by or on behalf of the Company and each of its Subsidiaries contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally and not jointly, solely as to him, her or itself, represents and warrants to the Buyer as follows.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.1Authority; Binding Nature of Agreement.  This Agreement and all other agreements, documents and instruments executed and delivered by the Seller pursuant hereto are valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity (whether considered in equity or at law).  The Seller has full right, authority, power and capacity to enter into this Agreement and all other agreements, documents and instruments executed and delivered by the Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby.

3.2Non-Contravention; Consents.  The execution, delivery and performance by the Seller of this Agreement and all other agreements, documents and instruments executed and delivered by the Seller pursuant hereto and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not:  (i) violate or result in a violation of, conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, obligation, permit, license or authorization to which the Seller is a party or by which their  assets are bound, or any provision of the Seller’s organizational documents, if applicable; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or Governmental Entity applicable to the Seller; or (iii) require from the Seller any notice to, declaration or filing with, or consent or approval of, any Governmental Entity or other third party.

3.3Ownership.  Immediately prior to the Closing, the Seller is the sole record and beneficial owner of the Shares set forth opposite his, her or its name on Exhibit A attached hereto, free and clear of any Liens including Liens of spouses, former spouses and other family members, except as set forth on Schedule 3.3.  The Seller has the unqualified right and unrestricted power to enter into this Agreement and to convey to the Buyer the Shares and at the Closing the Seller will convey to the Buyer good and valid title to the Shares, which shall be free and clear of any and all Liens upon payment of the Cash Consideration on the Note Payment Date, other than restrictions on transfer that may be imposed by applicable securities Laws.  Except as set forth on Schedule 3.3, the Seller is not a party to, nor are any of the Seller’s Shares subject to (i) any option, warrant, purchase right, right of first refusal, call, put or other contract or agreement that would require the Seller to sell, transfer or otherwise dispose of the Seller’s Shares or (ii) any voting trust, proxy or other contract or agreement relating to the voting or disposition of the Seller’s Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Company and the Sellers as set forth below, subject to the exceptions set forth in the disclosure schedules hereto (the “Buyer Disclosure Schedules”), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement.

4.1Corporate Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  The Buyer has all requisite corporate power and authority to own, operate and lease the properties and assets the Buyer now owns, operates and leases and to carry on the Buyer’s business as presently conducted.  The Buyer is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Buyer or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Buyer Material Adverse Effect.  The Buyer has previously made available to the Company complete and correct copies of its certificate of incorporation and all amendments thereto as of the date hereof (certified by the Secretary of State of Delaware as of a recent date) and its by-laws (certified by the Secretary of the Buyer as of a recent date).  Neither the certificate of incorporation nor the by-laws of the Buyer have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2Authorization.  The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Buyer has been duly and validly authorized and approved by all necessary corporate action on the part of the Buyer.  This Agreement constitutes the legal and binding obligation of the Buyer, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in Law).

4.3Consents and Approvals; No Violations.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the certificate of incorporation or by-laws of the Buyer; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Buyer is party, or by which the Buyer or its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Buyer pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Buyer Material Adverse Effect; (iii) violate or conflict with any Law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency, association, organization or authority applicable to the Buyer or by which any of its properties or assets may be bound, except for such violations or conflicts which would not have a Buyer Material Adverse Effect; or (iv) require, on the part of the Buyer, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Buyer Material Adverse Effect.

4.4SEC Reports and Financial Statements.  Since January 1, 2018, the Buyer has filed reports and made other filings with the SEC pursuant to the Securities Act and the Exchange Act, and the rules and regulations thereunder (such reports and other filings collectively referred to herein as the “SEC Filings”).  The SEC Filings constitute all of the documents required to be filed by the Buyer under the Securities Act and Exchange Act since such date.  All documents that are required to be filed as exhibits to the SEC Filings have been so filed, and all contracts so filed as exhibits are in full force and effect, except those which are expired in accordance with their terms, and neither the Buyer nor any of its subsidiaries is in default thereunder.  As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited financial statements of the Buyer included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of the Buyer, (ii) were prepared in accordance with GAAP applied on a consistent basis, and (iii) present fairly the financial position of the Buyer as at the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.  The unaudited financial statements included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto and such unaudited financial statements (A) were prepared from the books and records of the Buyer, (B) were prepared in accordance with GAAP on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and (C) present fairly the financial position of the Buyer as at the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.  The foregoing representations and warranties in this Section 4.4 shall also be deemed to be made with respect to all filings made with the SEC on or before the Closing Date.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.5Brokers; Payments.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

4.6Disclosure.  The Buyer has not failed to disclose to the Company any fact that is reasonably more likely than not to have a Buyer Material Adverse Effect or impede or impair the ability of the Buyer to perform its obligations under this Agreement in any material respect.  No representation or warranty by the Buyer contained in this Agreement and no statement contained, when considered together as a whole, in any of the Buyer Disclosure Schedules, and the certificates and other documents or instruments delivered or to be delivered pursuant to this Agreement by or on behalf of the Buyer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

ARTICLE V

CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE

5.1Conduct of Business of the Company.  During the period commencing on the date hereof and continuing until the Closing Date, the Company and each of its Subsidiaries agrees that the Company and each of its Subsidiaries, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Buyer:

(a)will carry on the Company’s Business only in the ordinary course and consistent with past practice;

(b)will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock or otherwise to any officer or director of the Company not in accordance with past practices and not in the aggregate in excess of the lowest amount so distributed by the Company in any prior calendar quarter during 2018 or 2017 and in no event greater than $900,000 per calendar quarter (prorated for any partial quarter);

(c)will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, directly or indirectly, any shares of its capital stock;

(d)will not amend its certificate of incorporation;

(e)will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

(f)will not combine, split or otherwise reclassify any shares of its capital stock;

(g)will not form any subsidiaries;

(h)will use its best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Closing Date;

(i)will not (i) make any capital expenditures individually or in the aggregate in excess of $10,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement other than in the ordinary course, (iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually or in the aggregate in excess of $10,000 annually, (v) incur or guarantee any additional indebtedness for borrowed money other than in the ordinary course, (vi) create or permit to

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

become effective any security interest, mortgage, lien, charge or other encumbrance on any of its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

(j)will not adopt or amend any Company Employee Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees, beneficiaries or any other person or accelerate, amend or change the period of exercisability or the vesting schedule of options or restricted stock granted under any stock option plan or agreements or enter into any agreement to do any of the foregoing, except as specifically required by the terms of such plans or agreements;

(k)will not accelerate receivables or delay payables;

(l)will promptly advise the Buyer of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company) any claim, action, suit, proceeding or investigation (collectively, a “Claim”) against, relating to or involving the Company, any of its Subsidiaries or any of its respective officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby and will not settle any Claim;

(m)will use its commercially reasonable efforts to maintain in full force and effect all insurance policies maintained by the Company and each of its Subsidiaries on the date hereof;

(n)will not enter into any agreement to dissolve, merge, consolidate or, sell any material assets of the Company and each of its Subsidiaries (other than in the ordinary course) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $10,000 in the aggregate; and

(o)will not change the method of accounting of the Company or any of its Subsidiaries, make any Tax elections, enter any settlement or compromise of any Tax claim, audit, investigation, examination, or other proceeding or Liability with any Taxing Authority, amend any Tax Return, surrender any right to claim a refund or credit of Taxes, or incur any Liability for Taxes outside the ordinary course of business consistent with past practice, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim, audit, investigation, examination, or other proceeding or assessment, in each case that could adversely affect the Shares, the Company, the Buyer or its subsidiaries, without the advance written consent of the Buyer;

(p)will not make any payments to any Stockholders, officers, directors, partners or managers, other than in the ordinary course consistent with prior practice;

(q)will not enter into any agreements with contractors or consultants (or amend or authorize additional work orders with respect to any such existing agreements) except as contemplated by this Agreement;

(r)will not change, accelerate or alter, in each case, the payment terms of any existing contract or agreement nor enter into any contract or agreement with payment terms (including timing) not materially consistent with past practice; and

(s)will not sell any phone numbers or domain names (or enter into any agreement to do the foregoing) other than the provisioning of phone numbers to customers in the ordinary course of business without the Buyer’s consent which shall not be unreasonably withheld or delayed.

5.2Other Negotiations.  Neither the Sellers, the Company nor any of its Subsidiaries (nor will the Company or any of its Subsidiaries permit any of their respective officers, directors, managers, consultants, employees, agents, partners and Affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

negotiations with, any corporation, partnership, person or other entity or group (other than the Buyer) regarding any acquisition of the Company or any of its Subsidiaries, any merger or consolidation with or involving the Company or any of its Subsidiaries or any acquisition of any material portion of the stock or assets of the Company or any of its Subsidiaries or any equity or debt financing of the Company or any of its Subsidiaries or any material license of Intellectual Property rights or any business combination, recapitalization, joint venture or other major transaction involving the Company’s Business (any of the foregoing being referred to in this Agreement as an “Acquisition Transaction”) or enter into an agreement concerning any Acquisition Transaction with any party other than the Buyer.  If between the date of this Agreement and the termination of this Agreement pursuant to Article IX, the Company or any of its Subsidiaries receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company and each of its Subsidiaries shall (i) notify the Buyer immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the obligations of the Company and each of its Subsidiaries under this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1Access to Properties and Records.  The Company and each of its Subsidiaries will provide (or will cause to be provided) to the Buyer and the Buyer’s accountants, counsel and other authorized advisors, with reasonable access, during business hours, to its premises and properties and its books and records (including, without limitation, contracts, leases, financial information, insurance policies, litigation files, minute books, accounts, working papers and Tax Returns filed and in preparation) and will cause its officers to furnish to the Buyer and the Buyer’s authorized advisors such additional financial, tax and operating data and other information pertaining to the Company’s Business as the Buyer shall from time to time reasonably request.  All of such data and information shall be kept confidential by the Buyer, Company and each of its Subsidiaries unless and until the transactions contemplated herein are consummated pursuant to the Confidentiality Agreement.

6.2Reasonable Efforts; etc.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his, her or its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

6.3Material Events.  At all times prior to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VII or Article VIII hereof.

6.4Fees and Expenses.  The parties shall each bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors.  If the Closing is consummated, then the Sellers shall pay directly or reimburse the Company for all such fees, costs and expenses incurred by the Company in connection with the transaction out of the Cash Consideration at the Note Payment Date.  To the extent any such fees, costs and expenses as well as any Indebtedness and Closing Liabilities are not accounted for at the Closing, the Buyer shall have the right to offset them against the Escrow Deposit first and the Equity Consideration (not yet issued) second.

6.5Supplements to Disclosure Schedules.  From time to time prior to the Closing Date, each party hereto shall supplement or amend its Disclosure Schedules with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in its Disclosure Schedules or that is necessary to correct any information in its Disclosure Schedules or in its representations and warranties that have been rendered inaccurate thereby.  The Disclosure Schedules delivered by a

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

party hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

6.6Tax Matters.

(a)In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that are treated as Taxes attributable to a Pre-Closing Tax Period for purposes of this Agreement shall be:

(i)in the case of Taxes (x) based upon, or related to, income, receipts, profits, wages, capital or net worth, (y) imposed in connection with the sale, transfer or assignment of property, or (z) required to be withheld, deemed equal to the amount which would be payable if the taxable year of the Company (and each member of the Target Company Group) ended with the Closing Date; and

(ii)in the case of other Taxes (such as property Taxes and other periodic Taxes), deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

(b)Sellers, the Company and Buyer will jointly make a timely Section 338(h)(10) Election.  Buyer and Sellers will file all Tax Returns consistent with such Section 338(h)(10) Election, agree not to take any action that could cause such Section 338(h)(10) Election to be invalid, and will not take any position contrary thereto unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, foreign or local Income Tax provision).  Buyer will prepare copies of the Section 338 Forms and Sellers will provide fully executed Section 338 Forms on the Closing Date. The Sellers and Buyer shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, Tax Returns, elections, schedules and other documents as may be required) to effect and preserve the Section 338(h)(10) Election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (and comparable provisions of each applicable state, foreign and local Law) or any successor provisions.  Sellers and Buyer agree that the Purchase Price and the Liabilities of the Company and any Subsidiary classified for income Tax purposes as an entity disregarded as separate from the Company (plus other relevant items) shall be allocated among the assets of the Company and any such Subsidiary for all tax purposes in accordance with Section 338 of the Code and the Treasury Regulations promulgated thereunder as shown on the allocation schedule (the “Allocation Schedule”) consistent with the methodology provided in Schedule 6.6(b).  A draft of the Allocation Schedule prepared consistent with the allocation methodology shall be prepared by Buyer and delivered to the Stockholder Representative for its approval within thirty (30) days following the determination of the Final Net Working Capital pursuant to Section 1.4(b).  If the Stockholder Representative notifies Buyer, within ten (10) days of receipt of the Allocation Schedule, in writing that the Stockholder Representative objects to one or more items reflected in the Allocation Schedule, the Stockholder Representative and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if the Stockholder Representative and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within ten (10) days, such dispute shall be resolved by the Final Accounting Firm.  If the Stockholder Representative does not notify Buyer, within ten (10) days of receipt of the Allocation Schedule, in writing that the Stockholder Representative objects to one or more items reflected in the Allocation Schedule, the Allocation Schedule as prepared by Buyer shall be final.  The fees and expenses of the Final Accounting Firm shall be borne one half by the Sellers and one half by Buyer.  Buyer, the Company and the Sellers shall file all Tax Returns, including IRS Form 8883 (including amended returns and claims for refund) and information reports, in a manner consistent with the final Allocation Schedule.  Any adjustments to the Purchase Price pursuant to this Agreement shall be allocated in a manner consistent with the final Allocation Schedule.

(c)The Stockholder Representative shall prepare, or cause to be prepared, at the expense of Sellers, and shall timely file, or cause to be timely filed, all Seller Prepared Returns.  Such Seller Prepared Returns shall be prepared consistent with past practices to the extent in accordance with Law.  Any Seller Prepared Return shall be submitted by the Stockholder Representative to Buyer (together with schedules, statements and, to the

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

extent requested by the Buyer, supporting documentation) at least thirty (30) days prior to the due date (including extensions) of such Seller Prepared Return.  If Buyer objects to any item on any such Seller Prepared Return, Buyer shall, within ten (10) days after delivery of such Seller Prepared Return, notify the Stockholder Representative in writing that Buyer so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection.  If a notice of objection shall be duly delivered, Buyer and the Stockholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items.  If Buyer and the Stockholder Representative are unable to reach such agreement within ten (10) days after receipt by Buyer of such notice, the disputed items shall be resolved by the Final Accounting Firm and any determination by the Final Accounting Firm shall be final.  The Final Accounting Firm shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require.  If the Final Accounting Firm is unable to resolve any disputed items before the due date for such Seller Prepared Return, the Seller Prepared Return shall be filed as prepared by the Stockholder Representative and then amended to reflect the Final Accounting Firm’s resolution.  The costs, fees and expenses of the Final Accounting Firm shall be borne one half by Buyer and one half by the Sellers.  Sellers shall be solely responsible for and shall timely pay when due any Indemnified Taxes and any Taxes of the Sellers in connection with the Seller Prepared Returns.

(d)Buyer shall prepare, or cause to be prepared, at the expense of Buyer, all Buyer Prepared Returns (except that the cost of any Straddle Period Buyer Prepared Return shall be borne by the Buyer and the Sellers 50-50).  Such Buyer Prepared Returns shall be prepared consistent with past practices to the extent in accordance with Law.  Any Buyer Prepared Return shall be submitted by Buyer to the Stockholder Representative (together with schedules, statements and, to the extent requested by the Stockholder Representative, supporting documentation) at least thirty (30) days prior to the due date (including extensions) of such Buyer Prepared Return (or if such Buyer Prepared Return is due within thirty (30) days of the Closing Date, reasonably in advance of the due date of such Buyer Prepared Return to allow sufficient time for the Stockholder Representative’s review).  If the Stockholder Representative objects to any item on any such Buyer Prepared Return, the Stockholder Representative shall, within ten (10) days after delivery of such Buyer Prepared Return, notify Buyer in writing that the Stockholder Representative so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection.  If a notice of objection shall be duly delivered, Buyer and the Stockholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items.  If Buyer and the Stockholder Representative are unable to reach such agreement within ten (10) days after receipt by Buyer of such notice, the disputed items shall be resolved by the Final Accounting Firm and any determination by the Final Accounting Firm shall be final.  The Final Accounting Firm shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require.  If the Final Accounting Firm is unable to resolve any disputed items before the due date for such Buyer Prepared Return, the Buyer Prepared Return shall be filed as prepared by Buyer and then amended to reflect the Final Accounting Firm’s resolution.  The costs, fees and expenses of the Final Accounting Firm shall be borne one half by Buyer and one half by the Sellers.  Sellers shall be responsible for and timely pay to Buyer no later than five (5) days prior to the due date of any such Buyer Prepared Return any Indemnified Taxes with respect to such Buyer Prepared Returns.

(e)Following the Closing Date, the Buyer shall promptly notify the Stockholder Representative in writing upon receipt by Buyer of written notice from any Taxing Authority of the commencement of any Tax Contest provided that any failure to provide such notification to the Stockholder Representative shall not affect the Sellers’ indemnification obligation under this Agreement.  The Stockholder Representative shall have fifteen (15) days following its receipt of notice from the Buyer of such Tax Contest to elect in writing (through delivery of such written election to the Buyer) to control (at the Sellers’ cost and expense) any Tax Contest that (A) relates solely to S corporation income Tax Returns of an Acquired Company for Pre-Closing Tax Periods, and (B) could not reasonably be expected to adversely affect the Acquired Companies, the Buyer or any Affiliate of any of the foregoing with respect to any taxable period ending after the Closing Date (as reasonably determined by the Buyer); provided, that (I) the Stockholder Representative will provide to the Buyer a written acknowledgment from the Sellers (in form and substance reasonably satisfactory to the Buyer) pursuant to which the Sellers agree to be fully responsible for all Losses relating to such Tax Contest and to provide full indemnification to the Buyer for such Losses, (II) the Stockholder Representative will control such Tax Contest diligently and in good faith, (III) the Buyer shall have the right to (a) receive notice and copies of all correspondence and otherwise to be reasonably apprised of the initiation and status of any such Tax Contest, (b) receive copies of and to comment on any written

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

materials in connection therewith, including due consideration by the Stockholder Representative in good faith with respect to any such comments, (c) be present at and participate fully in any meetings, conferences, proceedings or appearances with respect to such Tax Contest and (d) obtain separate counsel, at the Buyer’s expense, with respect to such Tax Contest, and (IV) the Stockholder Representative shall not consent to the entry of any judgment with respect to such Tax Contest or enter into any settlement with respect to such Tax Contest (or otherwise compromise such Tax Contest) without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).  The Buyer shall control all aspects of each Tax Contest other than any Tax Contest conducted by the Stockholder Representative in accordance with this Section 6.6(e).  The Sellers shall be responsible for the costs and expenses for defending and/or controlling any Tax audit or other proceeding with respect to the Taxes of the Acquired Companies for Pre-Closing Tax Periods whether or not such Tax audit or proceeding results in any adjustment.

(f)Nothing in this Agreement shall preclude or prevent the Buyer, its Affiliates or, following the Closing Date, any Acquired Company from (x) filing or submitting a Tax Return, or paying or collecting a Tax, in a jurisdiction in which an Acquired Company has not previously filed a Tax Return or paid a Tax, (y) from filing or submitting a type of Tax Return, or paying or collecting a type of Tax, in a jurisdiction in which an Acquired Company has previously filed or submitted a Tax Return or paid or collected a Tax, but not the type to be filed, submitted, paid or collected, or (z) taking any action to mitigate any noncompliance with applicable law (including through the utilization of a voluntary disclosure process, agreement or similar program with respect to any applicable taxable period). In the event the Buyer files or submits, or causes an Acquired Company to file or submit, any Tax Return, or pay or collect any Tax, in a jurisdiction in which an Acquired Company has not previously filed a Tax Return (or the type of Tax Return), or paid or collected a Tax (or the type of Tax), and the filing of such Tax Return or payment or collection of such Tax causes, in whole or in part, the applicable Taxing Authority to audit, examine or otherwise investigate any Acquired Company with respect to any Pre-Closing Tax Period or otherwise results in the assessment or imposition of any Taxes with respect to any Pre-Closing Tax Period, nothing in this Agreement shall be construed to excuse or limit any obligation of the Sellers to provide indemnification with respect to any Taxes or other Losses with respect thereto.

6.7Financial Statements.  At the request of the Buyer at any time following the Closing, the Stockholders shall use best efforts and shall cooperate to facilitate an audit and/or review by the Company’s independent auditor of the financial statements of the Company for the periods as requested by the Buyer (collectively, the “Audit”) to be completed promptly to the Buyer’s reasonable satisfaction at the Buyer’s sole expense.  The Stockholders shall deliver a customary management representation letter in connection with the completion of such Audit within two (2) business days of request.  The Stockholders agree as requested by the Buyer from time to time, after the Closing Date to use best efforts to assist the Buyer in promptly obtaining the consent of the Company’s independent auditor to include such auditor’s report on the foregoing in any and all of the Buyer’s SEC filings.

6.8Appointment of Stockholder Representative.

(a)The Stockholder Representative is hereby appointed as representative of the Stockholders for purposes of this Agreement.  The Buyer may rely upon the acts of the Stockholder Representative for all purposes permitted hereunder.

(b)The Stockholder Representative shall have full power of substitution to act in the name, place and stead of the Stockholders in all matters in connection with this Agreement.  The Stockholder Representative’s power shall include the following powers, without limitation:  the power to act for the Stockholders with regard to indemnification obligations hereunder; the power to compromise any claim on behalf of the Stockholders and to transact matters of litigation or arbitration in connection with this Agreement; the power to do or refrain from doing all such further acts and things on behalf of the Stockholders that the Stockholder Representative deems necessary or appropriate in his sole discretion, and to execute all such documents as the Stockholder Representative shall deem necessary or appropriate, in connection therewith; and the power to receive service of process in connection with any claims under this Agreement.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)If the Stockholder Representative dies or otherwise becomes incapacitated and unable to serve as Stockholder Representative, his successor shall be appointed by a majority in interest of the Stockholders (such majority in interest to be determined in accordance with the pro rata amounts of the Company Capital Stock as set forth on Exhibit A hereto).

(d)The Stockholder Representative shall act for the Stockholders in the manner the Stockholder Representative believes to be in the best interest of the Stockholders and consistent with his obligations under this Agreement, but shall have no duties or obligations except as specifically set forth in this Agreement.  In acting as representative of the Stockholders, the Stockholder Representative may rely upon, and shall be protected in acting or refraining from acting upon, an opinion or advice of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order arbitrator’s award, appraisal, bond or other paper or documents reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties.  The Stockholder Representative shall not be personally liable to the Stockholders for any action taken, suffered or omitted by him in good faith and reasonably believed by him to be authorized or within the discretion of the rights or powers conferred upon him by this Section.  The Stockholder Representative may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by him in such capacity in good faith and in accordance with such opinion of counsel.  The Stockholder Representative may perform his duties as Stockholder Representative either directly or by or through his agents or attorneys, and the Stockholder Representative shall not be responsible to the Stockholders for any misconduct or negligence on the part of any agent or attorney appointed with due care by him under this Agreement.  No bond shall be required of the Stockholder Representative, and the Stockholders jointly and severally shall indemnify the Stockholder Representative with respect to any and all decisions made or actions taken in the capacity as Stockholder Representative, other than for the Stockholder Representative’s willful misconduct or gross negligence.

(e)The Stockholder Representative shall be entitled to retain a copy of the records that relate to the operations and finances of the Company and its Subsidiaries solely for record keeping purposes, preparing and reviewing any notices, reports or filings required or permitted by this Agreement, making all Tax filings that the Stockholder Representative or the Sellers are required to make hereunder, preparing for, using in or defending any Tax Contest for which the Stockholder Representative has assumed responsibility under Section 6.6(e), and which shall not be disclosed to any third party, except to Taxing Authorities and attorneys, accountants and other advisors to the Sellers and the Stockholder Representative, without the prior written consent of the Buyer.

(f)The Stockholder Representative shall retain access to the following email addresses and telephone numbers: ***

6.9Termination of Investor Agreements.  Effective as of the Closing, all Investor Agreements (including the management agreements) shall be terminated.

6.10Section 280G Approval.  If the Company is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code if the stockholder approval requirements of Section 280G(b)(5)(B) of the Code are not satisfied, then the Company shall use its commercially reasonable efforts to obtain such stockholder approval as promptly as is practicable after the date hereof and in any event prior to the Closing.

6.11Exercise and Termination of Company Stock Rights.

(a)Promptly after the date of this Agreement, the Company shall deliver proper notice to each holder, if any, of a Company Option pursuant to a Company Option Plan informing such holder of the effect of the transactions contemplated herein on the Company Options.  Prior to the Closing, the Company shall take all action necessary to (i) terminate any Company Option Plan, and (ii) terminate or cause to be exercised in full any Company Option still outstanding as of immediately prior to the Closing.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)The Company shall take all action necessary to ensure that all Company Stock Rights are either (i) exercised in full and the exercise price with respect thereto is delivered to the Company in cash or by check prior to the Closing or (ii) terminated as of immediately prior to the Closing.

6.12Certain Deliveries.  As soon as practicable after the date hereof, the Company will deliver to Buyer on one or more CD-Rom disks a complete and accurate (as of the date hereof) electronic copy of the “data room”.

6.13Remote Access.   So long as Sunny P. Smith is an employee of the Company, any Company employees who work remotely at Sunny P. Smith’s home office space will be allowed to continue such arrangement following Closing without any cost to the Company.

ARTICLE VII

COVENANTS OF THE SELLERS

Each Seller hereby agrees that for a period of *** following the Closing Date, he, she or it will not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business organization, engage in any business activity, or have a financial interest in any business activity (excepting only the ownership of not more than one percent (1%) of the outstanding securities of any class of any entity listed on an exchange or regularly traded in the over-the-counter market), which is directly or indirectly in competition with the Company’s Business (“Competitive Activity”).  Each Seller agrees that, for a period of *** following the Closing Date hereof, he, she or it will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of, a Competitive Activity any of the employees, consultants, agents, suppliers, customers or prospects of the Company, Buyer that were such at any time during the one (1) year immediately preceding the date hereof or that become such at any time during the *** immediately following the date hereof.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE BUYER

The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Buyer in its sole discretion):

8.1Representations and Warranties True.  The representations and warranties of the Company and the Sellers which are contained in this Agreement, or contained in any Schedule, certificate or instrument delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date and at the Closing the Company shall have delivered to the Buyer a certificate (signed on behalf of the Company by its President or Chief Executive Officer) to that effect with respect to all such representations and warranties made by the Company and the Sellers.

8.2Performance.  The Company and the Sellers shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by he, she or it on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Buyer a certificate (duly executed on behalf of the Company by its President or Chief Executive Officer) to that effect with respect to all such obligations required to have been performed or complied with by the Company and the Sellers on or before the Closing Date.

8.3Absence of Litigation.  No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company and each of its Subsidiaries or the Sellers which is reasonably likely to have a material adverse effect on the transactions contemplated hereby or is reasonably likely to result in a Company Material Adverse Effect.

8.4Purchase Permitted by Applicable Laws; Legal Investment.  The Buyer’s purchase of and payment for the Shares (i) shall not be prohibited by any applicable Law or governmental order, rule, ruling, regulation, release or interpretation, (ii) shall not subject the Buyer to any penalty, Tax, Liability or, in the reasonable judgment of the Buyer, any other onerous condition under or pursuant to any applicable Law, statute, ordinance, regulation or rule, (iii) shall not constitute a fraudulent or voidable conveyance under any applicable Law, and (iv) shall be permitted by all applicable Laws, statutes, ordinances, regulations and rules of the jurisdictions to which the Buyer is subject.

8.5Proceedings Satisfactory.  All proceedings taken in connection with the purchase and sale of the Shares, the Agreement and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to the Buyer.

8.6Consents.  All approvals, consents (including contractual consents), licenses, permits, orders, waivers and authorizations required to be obtained by the Company or the Stockholders in connection with the transactions contemplated by this Agreement and the sale of the Shares as set forth on Schedule 8.6 attached hereto shall have been obtained and shall be in full force and effect.

8.7Additional Agreements.  The following agreements, forms or notices, as the case may be, shall have been executed and delivered to the Buyer:

(a)Executive Employment Agreements in the form attached hereto as Exhibit C, duly executed by each of Sunny P. Smith and Will Steinhoff;

(b)Confidentiality, Assignment of Inventions and Employment-at-Will Agreements for consultants and employees, in a form satisfactory to the Buyer, executed by each of the employees of the Company;

(c)the Sellers shall have delivered to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code;

(d)Each Seller shall deliver to Buyer a properly completed and executed Form W-9 on the Closing and prior to any payment of the Purchase Price; and

(e)the Escrow Agreement duly executed by the Stockholder Representative.

8.8Material Adverse Effect.  There shall not have occurred any event which is or reasonably could result in a Company Material Adverse Effect.

8.9Supporting Documents.  The Company and the Sellers shall have delivered to the Buyer a certificate (i) of the Secretary of State of the State of Kansas dated as of the Closing Date or within three (3) business days prior to the Closing Date, certifying as to the corporate legal existence and good standing of the Company; and (ii) of the Secretary of the Company dated the Closing Date, certifying on behalf of the Company (w) that attached thereto is a true and complete copy of the certificate of incorporation of the Company, as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the date of such certification; (y) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the Stockholders, authorizing the execution, delivery and performance of this

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement and the consummation of the transactions contemplated hereby; and (z) to the incumbency and specimen signature of each officer of the Company, executing on behalf of the company this Agreement and the other agreements related hereto; and (iii) satisfactory evidence that tax good standings, waivers of state tax liens and state clearance certificates from each such jurisdiction in which the Company does business has been applied for, and in lieu of each such certificate, the Company will provide to the Buyer written evidence as to the absence of any such liens which will be certified by the Company’s Treasurer.

8.10Release of Liens.  The Company shall have obtained to the satisfaction of the Buyer, binding payoff letters (which shall include releases) or releases from creditors needed to terminate any security interests in the Company, if any, and including under any lines of credit.  In the event Company furnishes a payoff letter, Buyer may remit the amount of the payoff to the creditor furnishing the payoff letter and reduce the Cash Consideration by the amount of the payoff remitted.

8.11Stockholder Allocation Spreadsheet.  The Buyer shall have received the Stockholder Allocation Spreadsheet.

8.12Preliminary Net Working Capital and Indebtedness Schedule.  The Buyer shall have received the Preliminary Net Working Capital and Indebtedness Schedule in the form attached hereto as Exhibit D.

8.13Legal Opinion.  The Buyer shall have received an opinion letter of Morris, Laing, Evans, Brock & Kennedy, Chartered, dated the Closing Date, substantially in the form of Exhibit E.

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLERS

The obligation of the Company and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date of each of the following conditions (any of which may be waived in writing by the Company and the Sellers in their sole discretion):

9.1Representations and Warranties True.  The representations and warranties of the Buyer contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date and at the Closing the Buyer shall have delivered to the Company and the Sellers a certificate (with respect to Buyer, signed on its behalf by its Chief Executive Officer and with respect to the Buyer, signed on its behalf by its President) to that effect with respect to all such representations and warranties made by such entity.

9.2Performance.  The Buyer shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Buyer shall have delivered to the Company and the Sellers a certificate (signed on its behalf by its Chief Financial Officer) to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

9.3Absence of Litigation.  No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Buyer which would have a material adverse effect on the transactions contemplated hereby or is reasonably likely to result in a Buyer Material Adverse Effect.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.4Consents.  All approvals, consents, licenses, permits, orders, waivers and authorizations required to be obtained by the Buyer in connection with the transactions contemplated by this Agreement and the sale of the Shares shall have been obtained and shall be in full force and effect.

9.5Additional Agreements.  The Buyer shall have executed and delivered:

(a)counterparts of the Executive Employment Agreements to the executives who are parties thereto; and

(b)the Escrow Agreement to the Stockholder Representative.

9.6Material Adverse Effect.  There shall not have occurred any event which is or reasonably could result in a Buyer Material Adverse Effect.

9.7Purchase Price.  At the Closing, the Buyer shall deliver the Note and Pledge Agreement to the Stockholder Representative, and on the Note Payment Date shall distribute the Cash Consideration in accordance with Section 1.2 (and provide evidence reasonably satisfactory to the Sellers of having made the Escrow Deposit on the Note Payment Date).

9.8Supporting Documents.  The Buyer shall have delivered to the Company and the Stockholders (i) a certificate of the Secretary of State of the State of Delaware dated as of the Closing Date, certifying as to the corporate legal existence and good standing of the Buyer, and (ii) a certificate of the Secretary of the Buyer, dated the Closing Date, certifying on behalf of the Buyer (w) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Buyer, as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of the By-Laws of the Buyer as in effect on the date of such certification; (y) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (z) to the incumbency and specimen signature of each officer of the Buyer executing on behalf of the Buyer this Agreement and the other agreements related hereto.

ARTICLE X

TERMINATION

10.1Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)by the written consent of the Company and the Buyer;

(b)by either the Company or the Buyer:

(i)if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

(ii)if the Closing Date shall not have occurred on or before December 15, 2018, provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose Affiliate(s)’) breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; or

(iii)if there shall have been a material breach of any representation, warranty, covenant, condition or agreement on the part of the other party set forth in this Agreement which breach is incapable

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of cure, or if capable of cure, shall not have been cured within twenty (20) business days following receipt by the breaching party of notice of such breach.

10.2Effect of Termination.  In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no Liability on the part of any of the parties hereto or (in the case of the Company and the Buyer) their respective officers or directors, except for Sections 6.4 and 13.6, and the last sentence of Section 6.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from Liability for a breach of this Agreement prior to the termination hereof.

ARTICLE XI

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

11.1Indemnity Obligations.  (a) Subject to Sections 11.3 and 11.4 hereof, *** indemnify and hold the Buyer (including their respective representatives and Affiliates) harmless from, and to reimburse the Buyer for, any Losses directly or indirectly arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Company set forth in Article II of this Agreement or any Schedule or certificate delivered by the Company pursuant hereto; (ii) any inaccuracy in or breach of any representation or warranty of the Sellers set forth in Article III of this Agreement or any Schedule or certificate delivered by the Sellers pursuant hereto; (iii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company or the Sellers which are contained in this Agreement or any agreement entered into in connection herewith including, without limitation, the covenants set forth in Article VII of this Agreement; (iv) any Indebtedness, Closing Liabilities, fees and expenses pursuant to Section 6.4 and Indemnified Taxes and any Liabilities related to Callcap of Wisconsin other than the Callcap of Wisconsin Purchase Price and (v) any claims by any current or former holder of any equity interest or equity security of the Company or any of its Subsidiaries (including any predecessors), including any Company Capital Stock, Company Options, Company Warrants or other Company Stock Rights, relating to or arising out of this Agreement and the transactions contemplated hereby, including any Losses due to any inaccuracy or incompleteness of the Stockholder Allocation Spreadsheet (including any Third Party Claim to any portion of the Purchase Price).

(b)The Buyer agrees to indemnify and hold the Sellers (including their respective representatives and Affiliates) harmless from, and to reimburse the Sellers for, any Losses directly or indirectly arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Buyer set forth in Article IV of this Agreement or any Schedule or certificate delivered by the Buyer pursuant hereto; and (ii)  any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Buyer which are contained in this Agreement or any agreement entered into in connection herewith.

11.2Notification of Claims.

(a)Subject to the provisions of Section 11.3 below, in the event of the occurrence of an event pursuant to which the Buyer shall seek indemnity pursuant to Section 11.1, the Buyer shall provide the Stockholder Representative with prompt written notice (a “Claim Notice”) of such event and shall otherwise promptly make available to the Stockholder Representative, all relevant information which is material to the claim and which is in the possession of the indemnified party.  The Buyer’s failure to give a timely Claims Notice or to promptly furnish the Stockholder Representative, with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party.

(b)The Stockholder Representative shall have the right to elect to join in, through counsel of its choosing reasonably acceptable to the Buyer, the defense, settlement, adjustment or compromise of any claim of any third party (a “Third Party Claim”) for which indemnification will be sought by the Buyer; provided, however, that the Buyer shall control such defense, settlement, adjustment or compromise.  The expense of any such defense, settlement, adjustment or compromise, including the Buyer’s counsel and any counsel chosen by the Stockholder

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Representative shall be borne by the Stockholders.  The Buyer shall have the right to settle any such Third Party Claim; provided, however, that the Buyer may not effect a settlement, adjustment or compromise of or a confession of judgment to any such Third Party Claim without the written consent of the Stockholder Representative, which consent shall not be unreasonably withheld, delayed or conditioned.

(c)Notwithstanding the other provisions of this Section 11.2, if a third party asserts (other than by means of a lawsuit) that the Buyer is liable to such third party for a monetary or other obligation for which the Buyer expects to seek indemnification pursuant to this Article XI, and the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from the Stockholder Representative, (ii) the Buyer may subsequently make a claim for indemnification in accordance with the provisions of this Article XI, and (iii) the Buyer shall be reimbursed, in accordance with the provisions of this Article XI, for any such Losses for which it is entitled to indemnification pursuant to this Article XI (subject to the right of the Stockholder Representative to dispute the Buyer’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article XI).

11.3Duration.  All representations and warranties set forth in this Agreement and any Schedules or certificates delivered pursuant hereto or thereto, and all covenants, agreements and undertakings of the parties contained in or made pursuant to this Agreement and any Schedules or certificates delivered pursuant hereto or thereto, and the rights of the parties to seek indemnification with respect thereto (all of the foregoing collectively, the “Indemnifiable Matters”), shall survive the Closing but, except in respect of any claims for indemnification as to which a Claim Notice shall have been duly given and also as provided in the immediately following sentence, all Indemnifiable Matters pursuant to Section *** shall expire on the *** of the Closing Date (the “Release Date”).  Notwithstanding the foregoing, (a) Indemnifiable Matters arising from breaches of the covenants contained in Article VII shall survive the Closing Date until the *** anniversary of the Closing Date; (b) Indemnifiable Matters arising from breaches of the representations and warranties set forth in Section *** shall survive the Closing Date until the *** anniversary of the Closing Date; and (c) Indemnifiable Matters arising from breaches of the representations, warranties and covenants set forth in Sections *** shall each survive the Closing Date until the *** anniversary of the Closing Date (all such obligations in (a), (b) and (c), collectively, the “Excluded Obligations”).  Notwithstanding the foregoing, claims for breaches of the representations and warranties relating to or arising from fraud shall be independent of, and shall not be limited by, the Agreement and shall survive the Closing Date indefinitely.

11.4Liability; Offset.

(a)If the Closing occurs, the Buyer agree that the right to indemnification pursuant to this Article XI shall constitute the Buyer’s sole and exclusive remedy and recourse against the Stockholders for Losses attributable to any Indemnifiable Matters.  Except with respect to the Excluded Obligations, the maximum liability of the Stockholders collectively shall be limited to *** and the maximum liability of any Stockholder shall be limited to *** and the maximum liability of the Stockholders collectively for the Excluded Obligations shall be limited to the Purchase Price and the maximum liability of any Stockholder for the Excluded Obligations shall be limited to such Stockholder’s Pro Rata Portion of the Losses up to such Stockholder’s Pro Rata Portion of the Purchase Price.  No Stockholder shall have liability for breach of the covenants set forth in Article VII of this Agreement except in the event of such Stockholder’s involvement in, consent to, or facilitation of the breach of such covenants in Article VII.

(b)If the Closing occurs, the Stockholders agree that the right to indemnification pursuant to this Article XI shall constitute the Stockholders’ sole and exclusive remedy and recourse against the Buyer for Losses attributable to any Indemnifiable Matters. The maximum liability of the Buyer hereunder shall be limited to ***.

(c)The Buyer shall have the right to offset against the Equity Consideration (not yet issued) any amounts due to it pursuant to this Article XI; provided, however, Buyer's right of set-off is available only to the

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

extent, according to the procedures, and in such amount as Buyer is entitled to indemnification under the provisions of this Article XI.

11.5No Contribution.  The Stockholders hereby waive, acknowledge and agree that the Stockholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution or right of indemnity against the Buyer or the Company in connection with any indemnification payments which the Stockholders are required to make under this Article XI.  Nothing contained in this Article XI shall limit a Stockholder’s right of contribution or right of indemnity from another Stockholder.

11.6Treatment of Indemnity Payments.  All payments made pursuant to this Article XI pertaining to any indemnification obligations shall be treated as adjustments to the Purchase Price for Tax purposes and such agreed treatment shall govern for purposes of this Agreement, unless otherwise required by Law.

11.7Waiver of Certain Damages.  No party shall be liable to any other party for any special, punitive, exemplary, or consequential damages as a result of a breach of this Agreement, except to the extent any such damages constitute Losses to such party pursuant to an indemnified Third-Party Claim.

General Release

.

(a)Each Seller from and after the Closing each hereby releases forever and discharge the Buyer, the Company, their respective Affiliates, and each of their respective officers, managers, directors, shareholders, members and employees (collectively, the “Releasees”), of and from any and all actions, claims, damages and Liabilities of any kind or nature whatsoever that relate to or arise out of any dealings, relationships or transactions by and between the Sellers, on the one hand, and any Releasee, on the other hand, in law or equity, which against any Releasee such Seller has ever had, now has or which he, she or it hereafter can, shall or may have, whether or not now known, from the beginning of the world to the Closing Date (the “Causes of Action”).  Each Seller understands and agrees that he, she or it is expressly waiving all claims, even those it may not know or suspect to exist, which if known may have materially affected the decision to provide this release, and such Seller expressly waives any rights under applicable Law that provide to the contrary.  Furthermore, each Seller further agrees not to institute any litigation, lawsuit, claim or action against any Releasee with respect to the released Causes of Action.

(b)The release set forth in this Section 11.8, shall not apply to any rights of a Seller pursuant to this Agreement or any agreement entered into by such Seller in connection with the transactions contemplated by this Agreement.

ARTICLE XII

REGISTRATION RIGHTS

12.1Registrable Shares.  For purposes of this Agreement, “Registrable Shares” shall mean the Buyer Common Stock, issued as part of the Equity Consideration.

12.2Registration.  Buyer shall use commercially reasonable best efforts to prepare and file with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the Registrable Shares (the “Registration Statement”) within five (5) business days after the issuance of any Registrable Shares and shall use reasonable best efforts to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or “blue sky” Laws and compliance with any other applicable governmental requirements or regulations) as the Sellers may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Buyer shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction).

12.3Effectiveness; Suspension Right.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)Buyer will use commercially reasonable best efforts to cause any Registration Statement to become and remain effective for six (6) months from the issuance of any Registrable Shares under the Securities Act and from time to time will amend or supplement each Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.  Buyer will notify the Sellers promptly upon any Registration Statement being declared effective or when a supplement to any prospectus forming a part of any Registration Statement has been filed.

(b)Following such date as a Registration Statement is first declared effective, the Sellers will be permitted to offer and sell the Registrable Shares registered therein during the registration effective period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

(c)Notwithstanding any other provision of this Article XII, Buyer shall have the right at any time to require that the Sellers suspend further open market offers and sales of Registrable Shares pursuant to the Registration Statement whenever, and for so long as, in the reasonable judgment of Buyer, upon written advice of counsel, there is in existence material undisclosed information or events with respect to Buyer, the disclosure of which would be materially detrimental to the Buyer, because such disclosure would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Buyer; or (ii) require premature disclosure of material information that the Buyer has a bona fide business purpose for preserving as confidential (the “Suspension Right”).  In the event Buyer exercises the Suspension Right, such suspension will begin on the date a notice of such suspension is provided to the Sellers and shall continue for the period of time reasonably necessary for disclosure to occur at the earliest time that such disclosure would not have a material adverse effect on Buyer, as determined in good faith by Buyer after consultation with counsel.  Buyer will promptly give the Sellers written notice of any such suspension and will use its commercially reasonable best efforts to minimize the length of the suspension.

12.4Expenses.  The costs and expenses to be borne by Buyer for purposes of this Article XII shall include, without limitation, printing expenses, legal fees and disbursements of counsel for Buyer, “blue sky” expenses, accounting fees, governmental filing fees and exchange listing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel (if any) for the Sellers.

12.5Indemnification.

(a)To the extent permitted by Law, Buyer will indemnify and hold harmless the Sellers, any underwriter (as defined in the Securities Act) for the Sellers, and their officers, directors, stockholders or partners and each Person, if any, who controls or is alleged to control the Sellers or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (A) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein, or necessary to make the statements included or incorporated by reference therein not misleading, or (C) any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities Law; and Buyer will pay to the Sellers, underwriter or controlling Person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, Liability, or action; provided, however, that the indemnity agreement contained in this Section 12.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability, or action if such settlement is effected without the consent of Buyer (which consent may not be unreasonably withheld); nor shall Buyer be liable to the Sellers in any such case for any such loss, claim, damage, Liability, or action to the extent that it arises out of or is based upon

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) a Violation which occurs in reliance upon and in conformity with written information furnished by the Sellers expressly for use in the Registration Statement, or (ii) a Violation that would not have occurred if the Sellers had delivered to the purchaser the version of the Prospectus most recently provided by Buyer to the Sellers as of a date prior to such sale.

(b)To the extent permitted by Law, the Sellers will indemnify and hold harmless Buyer, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls Buyer within the meaning of the Securities Act, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state Law, insofar as, and only to the extent that, such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Sellers to deliver the most current prospectus provided by Buyer prior to the date of such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Sellers expressly for use in the Registration Statement or such Violation is caused by the Sellers’ failure to deliver to the purchaser of the Sellers’ Registrable Shares a prospectus (or amendment or supplement thereto) that had been provided to the Sellers by Buyer prior to the date of the sale; and the Sellers will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 12.5(b) in connection with investigating or defending any such loss, claim, damage, Liability, or action; provided, however, that the indemnity agreement contained in this Section 12.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or action if such settlement is effected without the consent of the Sellers, which consent shall not be unreasonably withheld.  The aggregate indemnification and contribution Liability of the Sellers under this Section 12.5(b) and 12.5(d) below shall not exceed the net proceeds received by the Sellers in connection with sale of shares pursuant to the Registration Statement.

(c)Each Person entitled to indemnification under this Section 12.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12.5 unless the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all Liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)To the extent that the indemnification provided for in this Section 12.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, Liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, Liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, Liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.6Procedures for Sale of Shares Under Registration Statement.

(a)Notice and Approval.  If a Seller shall propose to sell Registrable Shares pursuant to the Registration Statement, he, she or it shall notify Buyer of the intent to do so (including the proposed manner and timing of all sales) at least one (1) full trading day prior to such sale, and the provision of such notice to Buyer shall conclusively be deemed to reestablish and reconfirm an agreement by such Seller to comply with the registration provisions set forth in this Agreement.  Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Seller expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice.  At any time within such one (1) trading-day period, Buyer may refuse to permit such Seller to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, Buyer must deliver a certificate in writing to such Seller to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about Buyer, could constitute a violation of the federal securities Laws.

(b)For any offer or sale of any of the Registrable Shares by a Seller in a transaction that is not exempt under the Securities Act, such Seller shall deliver to the purchaser the version of the Prospectus most recently provided by Buyer to such Seller as of a date prior to such sale.

12.7Removal of Restrictive Legends.  At any time after the date that is six (6) months following the issuance of any Registrable Shares, the Buyer shall, within five (5) business days upon the request of a Seller, issue new stock certificates representing such shares without restrictive legends if such Seller is not then an affiliate of the Buyer within the meaning of Rule 144 promulgated under the Securities Act.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument signed on behalf of the party against whom enforcement is sought.

13.2Waiver of Compliance.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof.  No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

13.3Notices.  All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

(a)if to the Company (prior to Closing) or the Stockholders to:

SITA Laboratories, Inc.

125 N. Emporia, #201

Wichita, KS 67202

Attention:  Will Steinhoff, President

with copies to:

Morris, Laing, Evans, Brock & Kennedy, Chartered

300 N. Mead, Suite, 200

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Wichita, KS  67202

Attention:  Roger L. Theis

(b)if to the Buyer, to:

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA  98101

Attention:  Michelle Paterniti, General Counsel

with copies to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA  02110

Attention:  Francis J. Feeney, Jr., Esq.

All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service

13.4Binding Effect; Assignment.  This Agreement, and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except by the Buyer to any successor to its business or to any Affiliate as long as the Buyer remains ultimately liable for all of the Buyer’s obligations hereunder.

13.5No Third Party Beneficiaries.  Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns and any other persons indemnified under Article XI.

13.6Public Announcements.  Promptly after the date of execution hereof and the Closing Date, the Buyer may issue a press release in such form as reasonably acceptable to the Stockholder Representative and none of the parties hereto shall, except as agreed by the Buyer and the Stockholder Representative, or except as may be required by Law or applicable regulatory authority (including without limitation the rules applicable to Nasdaq listed companies), issue any other reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

13.7Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8Headings.  The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

13.9Entire Agreement.  This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to the subject matter hereof, other than the

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidentiality Agreement.  This Agreement supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreement (subject to the disclosure requirements of any applicable Laws and/or governmental regulations).

13.10Governing Law.  The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the applicable General Corporation Law of the State of Delaware or KGCL as to matters within the scope thereof and, as to all other matters, shall be governed by and construed with the laws of the State of Washington, without giving effect to principles of conflicts of law thereunder.  Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the federal or state courts sitting in Delaware and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

13.11Severability.  In the event that any clause or portion of this Agreement shall be held to be invalid, illegal, unenforceable, or in violation of any Law or public policy, such a finding shall not affect the balance of the terms contained herein, and the parties shall be charged with the responsibility of continuing to carry out the terms and conditions of this Agreement in a manner consistent therewith.  Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject or otherwise unreasonable so as to be unenforceable at Law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable Law as it shall then appear.

13.12Specific Performance.  In addition to any and all other remedies that may be available at Law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction, without the necessity of posting a bond or proving actual damages.

13.13Disclosure Schedules.  Nothing in any Schedule or any supplement to or amendment of any such Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity.  The statements in any such Schedule or supplement or amendment relate only to the provisions in the Section and/or subsections of this Agreement to which they expressly relate and not to any other provision of this Agreement.

13.14Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state or local statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The word “day” shall refer to a calendar day, unless otherwise specified.  Wherever required by the context, as used in this Agreement, the singular number shall include the plural, the plural shall include the singular and all words herein in any gender shall be deemed to include the masculine, feminine and neutral genders.  The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

13.15Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13.16Electronic Signatures.  This Agreement, and any agreement, assignment, instrument, statement, certificate and other document given pursuant hereto, may be executed by means of electronic or other facsimile signatures, which and shall be binding on the parties as though they were manual signatures.

ARTICLE XIV

DEFINITIONS

14.1Certain Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

“Acquired Company” means the Company and each of its Subsidiaries.

“Acquisition Transaction” has the meaning set forth in Section 5.2 of the Agreement.

“Affiliate” means, with respect to the Person to which it refers, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person.

“Allocation Schedule” has the meaning set forth in Section 6.6(b) of the Agreement.

“Audit” has the meaning set forth in Section 6.7 of the Agreement.

“Balance Sheet” has the meaning set forth in Section 2.6(a) of the Agreement.

“Buyer Common Stock” has the meaning set forth in Section 1.2(b) of the Agreement.

“Buyer Disclosure Schedules” has the meaning set forth in the preamble of Article IV to the Agreement.

“Buyer Material Adverse Effect” means any change, event or effect that is, or that is reasonably likely to be, materially adverse to the business, operation, assets, Liabilities, financial condition or results of operations of the Buyer and its subsidiaries, taken as a whole, but shall in no event be attributable to any change in Buyer’s stock price or any shortfall in Buyer’s financial performance from any securities analyst forecast or estimate.

“Buyer Prepared Return” means any Tax Return, other than a Seller Prepared Return, required to be filed by the Company or any of its Subsidiaries after the Closing Date with respect to a Pre-Closing Tax Period, including all Tax Returns for Straddle Periods.

“Callcap of Wisconsin Agreement” means that certain Asset Purchase Agreement dated November 19, 2018, between by and between Callcap of Wisconsin, Inc., a Delaware corporation (sometimes referred to as “Callcap Milwaukee”), Bryon Follansbee, and Bryan Bender, of the first part; and SITA Laboratories, Inc., a Kansas corporation, of the second part.

“Callcap of Wisconsin Purchase Price” has the meaning set forth in Section 1.1 of the Agreement.

“Cash Consideration” has the meaning set forth in Section 1.2(a) of the Agreement.

“Causes of Action” has the meaning set forth in Section 11.8 of the Agreement.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Claim” has the meaning set forth in Section 5.1 of the Agreement.

“Claim Notice” has the meaning set forth in Section 11.2 of the Agreement.

“Closing” has the meaning set forth in Section 1.6 of the Agreement.

“Closing Date” has the meaning set forth in Section 1.6 of the Agreement.

“Closing Indebtedness” has the meaning set forth in Section 1.4(b) of the Agreement.

“Closing Liabilities” has the meaning set forth in Section 1.1 of the Agreement.

“Closing Net Working Capital” has the meaning set forth in Section 1.4(b) of the Agreement.

“Closing Stock Price” has the meaning set forth in Section 1.2(b) of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Laws” has the meaning set forth in Section 2.12(n) of the Agreement.

“Company” has the meaning set forth in the preamble to the Agreement.

“Company’s Business” means a call measurement and analytics company which provides its customers with the following call related features: provisioning of phone numbers, call tracking, call monitoring, call recording and retention, outbound marketing, text platform with two-way messaging and customized integrations/related dashboard.

“Company Capital Stock” has the meaning set forth in Section 2.4 of the Agreement.

“Company Disclosure Schedules” has the meaning set forth in the preamble to Article II of the Agreement.

“Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement (written or oral) providing for deferred compensation, profit sharing, bonus, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits, welfare, pension or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries or ERISA Affiliates for the benefit of any Employee, or pursuant to which the Company or any of its Subsidiaries has or may have any Liability, contingent or otherwise.

“Company Intellectual Property” means any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any change, event or effect that is, or that is reasonably likely to be, materially adverse to the business, operations, assets, Liabilities, prospects, financial condition or results of operations of the Company or any of its Subsidiaries, taken as a whole.

“Company Option” has the meaning set forth in Section 2.4 of the Agreement.

“Company Option Plan” has the meaning set forth in Section 2.4 of the Agreement.

“Company Preferred Stock” has the meaning set forth in Section 2.4 of the Agreement.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Company Stock Rights” means (i) any outstanding Company Options, (ii) any outstanding Company Warrants and (iii) any other outstanding subscriptions, options, calls, warrants or any other rights, whether or not currently exercisable, to acquire any shares of Company Capital Stock or that are or may become convertible into or exchangeable for any shares of Company Capital Stock or another Company Stock Right.

“Company Warrant” has the meaning set forth in Section 2.4 of the Agreement.

“Confidentiality Agreement” means the confidentiality agreement entered into by the Buyer and the Company, dated as of March 21, 2018.

“Cost of Service Liabilities” has the meaning set forth in Section 1.1 of the Agreement.

“Data” has the meaning set forth in Section 2.6(b) of the Agreement.

“DGCL” means the Delaware General Corporation Law.

“Employee” or “Employees” means any current employee, officer, or director of the Company or any of its Subsidiaries.

“Equity Consideration” has the meaning set forth in Section 1.2(b) of the Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and the regulations thereunder.

“Escrow Agent” has the meaning set forth in Section 1.5(a) of the Agreement.

“Escrow Agreement” has the meaning set forth in Section 1.5(a) of the Agreement.

“Escrow Deposit” has the meaning set forth in Section 1.5(a) of the Agreement.

“Escrow Release Date” has the meaning set forth in Section 1.5(a) of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Obligations” has the meaning set forth in Section 10.3 of the Agreement.

“FCC” has the meaning set forth in Section 2.12(n) of the Agreement.

“Final Net Working Capital and Indebtedness Schedule” has the meaning set forth in Section 1.4(b) of the Agreement.

“Final Accounting Firm” has the meaning set forth in Section 1.4(b) of the Agreement.

“Financial Statements” has the meaning set forth in Section 2.6(a) of the Agreement.

“GAAP” has the meaning set forth in Section 2.6(a) of the Agreement.

“Governmental Entity” or “Governmental Entities” means any federal, state, local or foreign, governmental or quasi-governmental entity or municipality or any subdivision thereof or agency, authority,

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

department, commission, board, bureau, court, tribunal or instrumentality, or any applicable self-regulatory organization.

“Ice Boxes” means a plug and play hardware solution installed in-line on a customer’s network to capture call detail information and permit the recording of phone calls.

“Indebtedness” means (i) indebtedness for borrowed money, or guarantees of any such indebtedness, for which the Company or any of its Subsidiaries is obligated, including the principal amount, plus accrued but unpaid interest thereon, of debt securities of the Company; and (ii) any Liabilities relating to any capital lease obligation of the Company, and shall include any prepayment penalties or fees or other amounts payable in connection with any such indebtedness or Liabilities.

“Indemnifiable Matters” has the meaning set forth in Section 11.3 of the Agreement.

“Indemnified Party” has the meaning set forth in Section 12.5(c) of the Agreement.

“Indemnified Taxes” means, except to the extent included in the determination of Final Net Working Capital, (i) all Taxes of the Company and its Subsidiaries or relating to the business of the Company or its Subsidiaries for all Pre-Closing Tax Periods (including the portion of the Straddle Period ending on and including the Closing Date, as determined under Section 6.6(a) of this Agreement); (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries (or any predecessor) is or was a member on or prior to the Closing Date by reason of a Liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; (iii) all Taxes imposed on the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement, including pursuant to Section 1374 of the Code and any comparable provision of state Law; (iv) any and all Taxes of any Person imposed on the Company or any of its Subsidiaries arising under the principles of transferee or successor Liability or by contract, relating to an event or transaction occurring before the Closing Date; (v) Transfer Taxes, if any; and (vi) the employer portion of any employment Taxes attributable to payments contemplated by this Agreement.

“Indemnifying Party” has the meaning set forth in Section 12.5(c) of the Agreement.

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith:  (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, computer programs and other computer software, including all versions thereof, and all related documentation, manuals, field and data definitions and relationships, data definition specifications, data models, program and system logic, systems designs, sequence and organization, user interfaces, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials, designs and all documentation relating to any of the foregoing (including if under development); (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common Law trademarks and service marks, trademark and service mark registrations, intent-to-use applications and other registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all domain names; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Investor Agreements” has the meaning set forth in Section 2.4(b) of the Agreement.

“IRS” means the United States Internal Revenue Service.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“KGCL” means the Kansas General Corporation Law.

“knowledge” means (including any derivation thereof such as “known” or “knowing”) means the actual knowledge, after due inquiry, of any of the officers and directors of the Company and its Subsidiaries or the Sellers.

“Law” or “Laws” means any federal, state, foreign, or local law, statute, ordinance, rule, regulation, writ, injunction, directive, order, judgment, administrative interpretation, treaty, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation.

“Lien” means all mortgages, liens, pledges, security interests, charges, claims, restrictions, encumbrances, options, pledges, deeds of trust, voting agreements or trusts, or any other rights or restrictions of any nature whatsoever.

“Liability” or “Liabilities” means any direct or indirect Liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether accrued, unaccrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

“Losses” means any and all losses, damages, deficiencies, Liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, diminution in value, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever and whether or not arising from any Third Party Claim.

“Malware Software” means any program or file that is harmful to a computer user, including without limitation, computer viruses, worms, and Trojan horses.

“Near Relatives” has the meaning set forth in Section 2.11(c) in the Agreement.

“Note and Pledge Agreement” has the meaning set forth in Section 1.2 of the Agreement.

“Note Payment Date” has the meaning set forth in Section 1.2 of the Agreement.

“Open Source Materials” means all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including without limitation the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License.

“Partner” has the meaning set forth in Section 2.18 of the Agreement.

“Person” means any individual, corporation, partnership, limited Liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Preliminary Closing Indebtedness” has the meaning set forth in Section 1.4(a) of the Agreement.

“Preliminary Net Working Capital” has the meaning set forth in Section 1.4(a) of the Agreement.

“Preliminary Net Working Capital and Indebtedness Schedule” has the meaning set forth in Section 1.4(a) of the Agreement.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Principal Executive Officers” means Sunny P. Smith and Will Steinhoff.

“Pro Rata Portion” of a Stockholder shall be equal to the percentage of the Purchase Price to which such Stockholder is entitled pursuant to the Stockholder Allocation Spreadsheet.

“Purchase Price” has the meaning set forth in Section 1.2(b) of the Agreement.

“Registrable Shares” has the meaning set forth in Section 12.1 of the Agreement.

“Registration Statement” has the meaning set forth in Section 12.2 of the Agreement.

“Releasees” has the meaning set forth in Section 11.8 of the Agreement

“Related Person” has the meaning set forth in Section 2.11(c) of the Agreement.

“Schedules” means any schedules attached to or provided for under the Agreement.

“SEC” has the meaning set forth in Section 2.6(a) of the Agreement.

“SEC Filings” has the meaning set forth in Section 4.4 of the Agreement.

“Section 338(h)(10) Election” means an election provided for by Section 338(h)(10) of the Code (and any corresponding election under applicable state, local, or foreign Tax Law) with respect to the Buyer’s purchase of the Company Capital Stock.

“Section 338 Forms” means an IRS Form 8023, including any schedules thereto, and any similar state, local or foreign forms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller” has the meaning set forth in the preamble to the Agreement.

“Seller Prepared Return” means any S corporation income Tax Return of the Company that is required to be filed after the Closing Date for any Tax period ending on or prior to the Closing Date.

“Shares” has the meaning set forth in the preamble to the Agreement.

“Spyware” means programming that gathers information about a computer user without permission.

“Stockholder Allocation Spreadsheet” means a spreadsheet in the form attached hereto as Exhibit A, and delivered separately to Buyer prior to the Closing which sets forth the payments to be made to each Stockholder at the Closing.

“Stockholders” means the holders of Company Capital Stock of the Company.

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” has the meaning set forth in Section 2.5(a) of the Agreement.

“Subsidiary Securities” has the meaning set forth in Section 2.5(b) of the Agreement.

“Systems” has the meaning set forth in Section 2.11(e) of the Agreement.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Tax” or “Taxes” means all federal, state and local, territorial and foreign taxes, levies, deficiencies or other assessments and other charges of whatever nature (including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, backup withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, real property gains, registration, value added, alternative or add-on minimum, and estimated taxes and workers’ compensation premiums and other governmental charges, and other obligations of the same nature as or of a nature similar to any of the foregoing) imposed by any Taxing Authority, as well as any obligation to contribute to the payment of taxes determined on a consolidated, combined or unitary basis with respect to the Company or any Affiliate, and including any transferee Liability in respect of any tax (whether imposed by Law, contractual agreement or otherwise) and any Liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined unitary or similar group including any Liability pursuant to Treasury Regulation Section 1.1502-6, including any interest, penalty (civil or criminal), or addition thereto, whether disputed or not, as well as any expenses incurred in connection with the determination, settlement or litigation of any Liability.

“Taxing Authority” means any governmental agency, board, bureau, body, department, or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction having jurisdiction with respect to any Tax.

“Tax Contest” means any examination, audit or other proceeding with respect to the Taxes of any Acquired Company for which the Sellers are reasonably likely to incur an indemnification obligation under this Agreement.

“Tax Returns” means any federal, state, local and foreign return, declaration, report, claim for refund, amended return, declarations of estimated Tax or information return or statement relating to Taxes, and any schedule or attachment thereto, filed or maintained, or required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Tax, and including any amendment thereof, as well as, where permitted or required, combined or consolidated returns for any group of entities that include the Company or any Affiliate; and reports with respect to backup withholding and other payments to third parties.

“Third Party Claim” has the meaning set forth in Section 11.2(b) of the Agreement.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp and registration Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by the Agreement.

“USAC” has the meaning set forth in Section 2.12(n) of the Agreement.

“Violation” has the meaning set forth in Section 12.5(a) of the Agreement.

“Working Capital” has the meaning set forth in Section 1.4(a) of the Agreement.

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[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COUNTERPART SIGNATURE PAGE
TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

BUYER: MARCHEX, INC. By: /s/Michael Arends Name:Michael Arends Title:Chief Financial Officer

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COUNTERPART SIGNATURE PAGE
TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

COMPANY:

SITA LABORATORIES, INC.

By: /s/Sunny P. Smith

      Name:  Sunny P. Smith

      Title:    CEO

STOCKHOLDER REPRESENTATIVE:

***

SELLERS:

***

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.